UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Vantage Drilling Company

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Vantage Drilling Company

NOTICE OF EXTRAORDINARY GENERAL MEETING

IN LIEU OF ANNUAL GENERAL MEETING

OF THE COMPANY

TO BE HELD ON JULY 28, 2011

Notice is hereby given that the Extraordinary General Meeting in Lieu of Annual General Meeting (the “Meeting”) of Vantage Drilling Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), will be held at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002, on Thursday, July 28, 2011, at 9:30 a.m., Central Time, for the following proposals:

(1)	To elect nine nominees to serve on the Company’s Board of Directors (the “Board of Directors”) to hold office until the expiration of their term or until their successors are duly elected and qualified;

(2)	To approve an ordinary resolution to increase the Company’s ordinary share capital;

(3)	To approve a special resolution to amend the Company’s Amended and Restated Memorandum and Articles of Association to provide further procedures regarding shareholder nominations and proposals;

(4)	To approve an ordinary resolution to amend and restate the Company’s 2007 Long-Term Incentive Compensation Plan (the “2007 Plan”) to, among other things, increase the number of ordinary shares authorized for issuance under the 2007 Plan;

(5)	To approve an ordinary resolution to ratify the appointment of UHY LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

(6)	To approve, by a shareholder non-binding advisory vote, the compensation paid to the Company’s named executive officers, commonly referred to as a “Say on Pay” proposal;

(7)	To establish, by a shareholder non-binding advisory vote, the frequency of submission to shareholders of future advisory votes on executive compensation; and

(8)	To transact such other business as may properly come before the Meeting.

Any shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of the Company’s ordinary shares. This proxy statement and a copy of our Annual Report are available on our web site at www.vantagedrilling.com/proxy.

The Board of Directors has set June 27, 2011 as the record date for the Meeting. Only registered holders of the Company’s ordinary shares at the close of business on that date are entitled to receive notice of the Meeting and to attend and vote at the Meeting. All shareholders will be required to show proof that they held shares as of the record date in order to be admitted to the Meeting. If you are not a shareholder of record, but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the record date for the Meeting, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee.

We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. The presence at the meeting, in person or by proxy of a majority of the ordinary shares outstanding on the record date shall constitute a quorum. It is important that your shares be voted at the Meeting. We urge you to read the proxy statement carefully, and to vote by telephone or Internet or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Meeting. Instructions are provided on the proxy card.

By order of the Board of Directors,

Christopher G. DeClaire
Company Secretary

July 1, 2011

GENERAL INFORMATION	1

PROPOSAL 1: ELECTION OF DIRECTORS	4

INFORMATION CONCERNING OUR BOARD OF DIRECTORS	8

PROPOSAL 2: TO APPROVE ORDINARY RESOLUTION TO INCREASE SHARE CAPITAL	14

PROPOSAL 3: TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO PROVIDE FURTHER PROCEDURES REGARDING SHAREHOLDER NOMINATIONS AND PROPOSALS	16

PROPOSAL 4: TO APPROVE ORDINARY RESOLUTION TO AMEND AND RESTATE THE 2007 LONG-TERM INCENTIVE COMPENSATION PLAN	20

PROPOSAL 5: TO APPROVE ORDINARY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27

REPORT OF THE AUDIT COMMITTEE	28

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES, SERVICES AND INDEPENDENCE	29

PROPOSAL 6: TO APPROVE, BY A SHAREHOLDER NON-BINDING ADVISORY VOTE, THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS	30

PROPOSAL 7: TO ESTABLISH, BY A SHAREHOLDER NON-BINDNG ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	31

EXECUTIVE AND DIRECTOR COMPENSATION	32

OTHER INFORMATION	52

i

Vantage Drilling Company

PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING

IN LIEU OF ANNUAL GENERAL MEETING

OF THE COMPANY

JULY 28, 2011

GENERAL INFORMATION

The Board of Directors (the “Board of Directors”) of Vantage Drilling Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands, is soliciting your proxy for use at the Extraordinary General Meeting in Lieu of Annual General Meeting to be held on Thursday, July 28, 2011, at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002, at 9:30 a.m., Central Time (the “Meeting”), and at any postponement or adjournment of the Meeting. This proxy statement provides information regarding the matters to be voted on at the Meeting, as well as other information that may be useful to you. This proxy statement and related materials are first being sent to our shareholders on or about July 1, 2011. Our registered office is located in the Cayman Islands at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our U.S. executive offices are located at 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, and our telephone number at this address is (281) 404-4700. Our website address is www.vantagedrilling.com. Information contained on, or accessible through, our website is not a part of this proxy statement. References in this proxy statement to “we,” “our,” and “us” are to Vantage Drilling Company.

Who Can Vote; Votes Per Share. Our ordinary shares, par value $0.001 per share, are our only outstanding class of voting securities. Registered holders of our ordinary shares at the close of business on June 27, 2011, the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting. As of the close of business on the record date, there were 290,661,634 ordinary shares issued and outstanding and held of record by 19 registered holders. Each ordinary share is entitled to one vote on each proposal contained herein.

How to Vote; Submitting Your Proxy. You may vote by marking, signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. Alternatively you may vote by telephone, via the Internet, or in person by attending the Meeting. Only registered shareholders may vote in person at the Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed proxy card. If a proxy card is properly executed, the shares it represents will be voted at the Meeting in accordance with the instructions noted on the proxy. If no instructions are specified in the proxy card with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares “FOR” the election of each nominee identified in Proposal 1, each of Proposals 2 through 6 and “one” year for Proposal 7.

Accessing Proxy Materials over the Internet. Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and a copy of our Annual Report are available on our web site at www.vantagedrilling.com/proxy. Additionally, and in accordance with SEC rules, we maintain the proxy materials on our website in a manner that will not infringe on your anonymity if you access them.

Shares Registered in the Name of a Nominee. If your shares are held in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. A broker “non-vote” occurs when a broker or other nominee lacks discretionary power to vote and for which the broker or other nominee has not received specific voting instructions from the beneficial holder. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include approval of an increase to our authorized ordinary share capital, approval of the amendment of our Amended and Restated Memorandum and Articles of Association (the “M&A”) to provide further procedures regarding shareholder nominations and proposals and ratification of the appointment of independent auditors, but not the election of directors, the amendment and restatement of our 2007 Long-Term Incentive Compensation Plan (the “2007 Plan”), the advisory vote on executive compensation, or the advisory vote on the frequency of the advisory vote on executive compensation. As such, brokers will have the authority to exercise discretion to vote shares only with respect to Proposals 2, 3 and 5 because they involve matters that are considered routine, but will not have the authority to exercise discretion to vote shares with respect to Proposals 1, 4, 6, and 7 because they involve non-routine matters. Your vote is especially important with respect to the election of directors. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on the election of directors promptly. If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the Meeting.

Revoking Your Proxy. If you hold shares registered directly in your name, you may revoke your proxy at any time before it is voted at the Meeting by sending a signed revocation thereof to Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Attention: Company Secretary, which we must receive by 11:59 p.m., Central Time, on July 27, 2011, by delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. If you have voted via the Internet, you may change your vote by voting again via the Internet. Attendance at the Meeting alone will not revoke any proxy. However, please note that if you hold your shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you want to cast your vote in person at the Meeting.

Proxy Solicitation. We will bear all costs and expenses of soliciting proxies from shareholders in connection with the matters to be voted on at the Meeting. We will request brokers, custodians, nominees, fiduciaries and other record holders to forward copies of our proxy and soliciting materials to beneficial owners and request authority for the exercise of proxies. In such cases, upon request, we will reimburse such holders for their reasonable out-of-pocket expenses incurred in connection with the solicitation. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges you may incur. We have retained Morrow & Co, L.L.C. to assist in the solicitation of proxies at a fee of approximately $15,000, plus out-of-pocket expenses. No additional compensation will be paid to our directors, officers, or other employees for their services in soliciting proxies for the Meeting.

Quorum, Voting Requirements and Broker Non-Votes. In order to establish a quorum at the Meeting, pursuant to our M&A, there must be present, either in person or by proxy, the holders of a majority of the ordinary shares entitled to vote at the Meeting. For purposes of determining a quorum, broker “non-votes” are counted as present and entitled to vote. The nine nominees for election as directors who are included in Proposal 1 and who receive the most “FOR” votes cast by the shareholders, will be elected as our directors. To be approved, the amendment to our M&A described in Proposal 3 requires the affirmative vote of two-thirds of the ordinary shares present or represented by proxy and voting on this proposal. In respect of all other proposals, to be approved, any such proposal must receive the affirmative vote of a majority of the ordinary shares present or represented by proxy and voting on such proposal. “Broker non-votes” and abstentions will not affect the outcome of any such proposals. The results of the advisory votes on executive compensation and on the frequency of advisory votes on executive compensation are not binding on the Board of Directors.

Voting Procedures and Tabulation. We have appointed a representative of Morrow & Co, L.L.C. as the inspector of elections to act at the Meeting and to make a written report thereof. Prior to the Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will assist and advise the chairman of the Meeting in order to ascertain the number of ordinary shares outstanding and the voting power of each, determine the ordinary shares represented at the Meeting and the validity of proxies, ballots, and the poll voting procedure to be conducted at the Meeting, count all votes and ballots, and perform certain other duties. The determination of the chairman of the Meeting as to the validity of the qualification of any voter, the poll voting procedure, proxies and ballots will be final and binding.

(Proposal 1)

ELECTION OF DIRECTORS

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the nine nominees identified and discussed in the paragraphs below for election at the Meeting. Each nominee has been previously elected by shareholders to the Board of Directors, except Duke R. Ligon who was appointed to the Board of Directors on February 17, 2011 to fill the vacancy created by the resignation of Koichiro Esaka and Steven Bradshaw who was appointed to the Board of Directors on April 14, 2011 to fill the vacancy created by the resignation of Hsin-Chi Su. Each nominee, if elected, will hold office until the next annual general meeting or until his office is vacated in accordance with the procedure in our M&A. Each of the nominees has agreed to serve if elected. We believe that all of the nominees possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each nominee in the individual biographies below. If any one of them becomes unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that event, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors. The Board of Directors does not presently contemplate that any of the nominees will become unavailable for election.

The following table sets forth the names of the nominees proposed by the Board of Directors for election, their ages as of June 27, 2011 and certain other information with regard to each nominee.

Name	Age	Position
Paul A. Bragg	55	Chairman of the Board of Directors and Chief Executive Officer
Steven Bradshaw (1)	62	Director
Jorge E. Estrada (2), (4)	63	Director
Robert F. Grantham (4), (5)	52	Director
Marcelo D. Guiscardo (3)	58	Director
Ong Tian Khiam	68	Director
Duke R. Ligon (6)	70	Director
John C.G. O’Leary	55	Director
Steinar Thomassen (2), (4), (7)	65	Lead Independent Director

(1)	Mr. Bradshaw was appointed to the Board of Directors and Compensation Committee effective April 14, 2011.
(2)	Member of our Audit Committee as of December 31, 2010.
(3)	Member of our Compensation Committee as of December 31, 2010.
(4)	Member of our Nominating and Corporate Governance Committee as of December 31, 2010.
(5)	Mr. Grantham was appointed to the Compensation Committee effective January 7, 2011.
(6)	Mr. Ligon was appointed to the Board of Directors effective February 17, 2011 and has served on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee since such date.
(7)	Mr. Thomassen was appointed to the Nominating and Corporate Governance Committee effective September 1, 2010.

Paul A. Bragg, 55, has served as our Chairman of the Board of Directors and Chief Executive Officer, and of our predecessor Vantage Energy Services, Inc. (“Vantage Energy”), since September 2006. Qualifications and Experience. Mr. Bragg has over 32 years of direct industry experience. Prior to joining us, Mr. Bragg was affiliated with Pride International, Inc. (“Pride”), one of the world’s largest international drilling and oilfield services companies. From 1999 through 2005, Mr. Bragg served as the Chief Executive Officer of Pride. From 1997 through 1999, Mr. Bragg served as Pride’s Chief Operating Officer, and from 1993 through 1997, Mr. Bragg served as the Vice President and Chief Financial Officer of Pride. As a result of his three decades in the offshore drilling industry, Mr. Bragg is experienced in the operational and marketing strategies that are key to our development and success. Additionally, Mr. Bragg has significant experience as the chief executive of a public company, with extensive knowledge of public and private financing and board functions. Education: Mr. Bragg graduated from the University of Texas at Austin in 1977 with a B.B.A. in Accounting.

Directorships for the past five years: None, other than our Board of Directors.

Steven Bradshaw, 62, has served as one of our directors since April 2011. Qualifications and Experience. Mr. Bradshaw is currently a member of the Board of Directors and the Chairman of the Conflicts Committee of Blue Knight Energy Partners, LP, a publicly traded master limited partnership. From 2005 to 2009, Mr. Bradshaw was the Vice President of Administration and a new venture business advisor for Premium Drilling, Inc., an international offshore drilling contractor. From 1997 through 2001, and from 2004 through 2006, Mr. Bradshaw worked as a Managing Director for Global Logistics Solutions, a management and operations consulting group. From 2001 through 2003, Mr. Bradshaw served as the Executive Vice President of Skaugen Petrotrans, Inc., the United States subsidiary of I.M. Skaugen ASA, the world’s largest provider of ship-to-ship cargo transfer services. From 1989 to 1996, Mr. Bradshaw worked as the President of the Refined Products Division and an Executive Vice President of Marketing for the Kirby Corporation, a publicly traded transportation company. From 1986 through 1988, Mr. Bradshaw served as Vice President—Sales and a Market Development Manager for the Kirby Corporation. From 1975 through 1980, Mr. Bradshaw worked as a Terminals Manager for Midland Enterprises, Inc. Mr. Bradshaw served as a Lieutenant in the United States Navy from 1970 through 1973. Education. Mr. Bradshaw received a B.A. in Mathematics from the University of Missouri in 1970 and a M.B.A. from the Harvard Business School in 1975.

Directorships for the past five years: Blue Knight Energy Partners, LP (2009 to present) and Premium Drilling (Cayman) Limited (2006 to 2009).

Jorge E. Estrada, 63, has served as one of our directors since 2008 and as a director of Vantage Energy since its inception. Qualifications and Experience. Mr. Estrada has over 38 years of direct industry experience. From July 1993 to January 2002, Mr. Estrada was employed as a consultant to Pride. From January 2002 to May 2005 he was employed by Pride in a business development capacity. Mr. Estrada is also the President and Chief Executive Officer of JEMPSA Media and Entertainment. Mr. Estrada has a strong technical background and extensive experience in the offshore drilling industry. Mr. Estrada’s extensive experience in the offshore drilling industry and wealth of technical knowledge provides him with unique insight into potential issues that could emerge with respect to our growth and development. Additionally, Mr. Estrada has a business development background that is extremely valuable to us as we grow our business. Education. Mr. Estrada received a B.S. in Geophysics from Washington and Lee University, and was a PhD candidate at the Massachusetts Institute of Technology.

Directorships for the past five years: None, other than our Board of Directors.

Robert F. Grantham, 52, has served as one of our directors since 2008. Qualifications and Experience. Mr. Grantham has over 26 years of industry experience. From 1982 to 2006 he held senior management positions with various maritime shipping companies, including serving as Chartering Broker for London based Andrew Low Son & Co. from 1982 to 1984, General Manager of Shipping Agency and Consulting Company Hong Kong & Eastern (Japan) Ltd. (HESCO) from 1984 to 1990, Senior Manager of Singapore based Seaconsortium Ltd. from 1991 through 1994, and as a director of its successor, the Ben Line Agency Group, from 1994 through 2006. In 2006, Mr. Grantham founded his own European based marine consulting company. Mr. Grantham’s numerous directorships and international oil and gas shipping experience have provided him with a strong background in international maritime issues that play a key role in our business. Further, Mr. Grantham’s extensive work on corporate governance matters through his directorships provides an experienced voice on the Board of Directors.

Directorships for the past five years: Bluewave Services, Ltd. (2006 to present) a shipping consultancy specializing in commercial operations of LNG vessels, The Medical Warehouse LTD (1999 to present) and TMT UK Ltd. (2006 to present).

Marcelo D. Guiscardo, 58, has served as one of our directors since 2008 and as a director of Vantage Energy since its inception. Qualifications and Experience. Mr. Guiscardo has 34 years of industry experience. Since 2008, Mr. Guiscardo has been the president of GDM Business Development, an international consulting firm focused on the oil & gas industry. From 2006 to 2008, he served as an advisor to energy industry clients. He served as President of Pioneer Natural Resources, Inc.’s Argentine subsidiary from January 2005 until May 2006. From March 2000 until January 2005, he was Vice President, E&P Services for Pride. From September 1999 until joining Pride, he was President of GDM Business Development. From November 1993 until September 1999, Mr. Guiscardo held two executive officer positions with, and was a director of, YPF Sociedad Anonima (now part of Respol YPF S.A.), an international integrated energy company. Mr. Guiscardo was YPF’s Vice President of Business Development in 1998 and 1999. Prior to that, he was YPF’s Vice President of Exploration and Production. From 1979 to 1993 he filled various positions for Exxon Company USA and Exxon International (now ExxonMobil) that culminated in having E&P responsibilities over the Middle East (Abu Dhabi, Egypt, Saudi Arabia and Yemen), France, Thailand and Cote d’Ivoire. Mr. Guiscardo has in-depth knowledge of the oil and gas industry as well as experience in strategic development that is key to our growth. Through his various management roles, he has developed extensive knowledge of compensation structures and financial matters. Education. Mr. Guiscardo graduated in May 1979 with a B.S. in Civil Engineering from Rutgers College of Engineering.

Directorships for the past five years: QM Equipment, S.A. (2008 to present) and Pampa Del Abra, S.A. (2010 to present).

Ong Tian Khiam, 68, has served as one of our directors since 2009. Qualifications and Experience. Mr. Ong currently serves as the Chief Executive Officer of Valencia Drilling Corporation. From October 2009 through July 2010, Mr. Ong served as Chief Executive Officer of Mandarin Drilling Corporation. Additionally, since July 2007, Mr. Ong has served as Managing Director of OM Offshore Pte Ltd., a division of Otto Marine Pte Ltd., which invests in offshore drilling ventures. From November 1997 through July 2007, he served as Managing Director of PPL Shipyard Pte Ltd and Baker Marine Pte Ltd, a wholly-owned subsidiary of PPL, specializing in the construction of offshore drilling rigs and design of jackup drilling rigs. Through his experience, Mr. Ong has gained a variety of management and technical skills focusing on the design and production of offshore drilling equipment. Mr. Ong’s knowledge and skills with respect to the design and construction of offshore drilling vessels makes a valuable contribution to the Board of Directors as we continue to oversee the construction of vessels to be added to our fleet. Education. Mr. Ong graduated from the University of Singapore in 1969 with a Bachelor in Mechanical Engineering.

Directorships for the past five years: None, other than our Board of Directors.

Duke R. Ligon, 70, has served as one of our directors since February 2011. Qualifications and Experience. Mr. Ligon is a lawyer and owns and manages Mekusukey Oil Company, LLC. From January 2007 to March 2010, Mr. Ligon worked as a Legal Strategic Advisor to Love’s Travel Shops & Country Stores, Inc. From February 1997 to January 2007, Mr. Ligon served as General Counsel and Senior Vice President of Devon Energy Corporation in addition to serving as a member of Devon’s Executive Management Committee. Prior to that, Mr. Ligon was a partner in the New York office of the law firm Mayer, Brown & Platt from 1995 to February 1997. From 1985 to 1995, Mr. Ligon worked as a Senior Vice President and Managing Director and the Head of Energy Merchant Banking for Bankers Trust Company in New York. Prior to that, Mr. Ligon worked for Corcoran, Hardesty, Whyte, Hemphill & Ligon P.C. as a partner in the law firm’s Washington D.C. office from 1982 through 1985. From 1975 to 1982, Mr. Ligon worked as a partner at Bracewell & Patterson and was a member of the firm’s Management Committee. Mr. Ligon worked as an Assistant Administrator in the Federal Energy Administration (the predecessor to the U.S. Department of Energy) from 1973 through 1975. In 1973, Mr. Ligon worked as a Director at the U.S. Department of the Interior and headed the Department’s Office of Oil and Gas. Prior to that, Mr. Ligon worked as the oil and gas advisor to U.S. Treasury Secretary John B. Connally in 1972. Before serving Secretary Connally, Mr. Ligon worked as an Assistant to the President of Continental Oil Company (Conoco) from 1971 through 1972. Prior to his experience with Continental Oil Company, Mr. Ligon served as a Captain in the United States Army from 1969 through 1971 and was awarded a Bronze Star for his service in the Republic of Vietnam. Through his experience in the energy industry and work with various law firms, Mr. Ligon provides insight into management matters and corporate strategy, including compensation and audit committee matters, that we believe is essential for a growing company. Education. Mr. Ligon received a B.A. from Westminster College in 1963 and a J.D. from the University of Texas School of Law in 1969.

Directorships for the past five years: SteelPath MLP Funds Trust (January 2010 to present), Pre-Paid Legal Services, Inc. (March 2007 to present), Transmontaigne, Inc. (2008-2010), TEPPCO Energy Partners (2008-2010), Blueknight Energy Partners, LLP (January 2009 to present), PostRock Energy (January 2006 to present) and Panhandle Oil & Gas (August 2007 to present).

John C.G. O’Leary, 55, has served as one of our directors since 2008 and as a director of Vantage Energy since its inception. Qualifications and Experience. Mr. O’Leary has over 31 years of industry experience. Mr. O’Leary is the CEO of Strand Energy, an independent consultancy firm with its head office in Dubai, UAE, providing advisory and brokerage services to clients in the upstream energy industry. Prior to forming Strand Energy, and from 2004 to 2006, Mr. O’Leary was a partner of Pareto Offshore ASA, a consultancy firm based in Oslo, Norway, providing consulting and brokerage services to customers in the upstream energy industry. Prior to commencing his work with Pareto Offshore in November 2004, Mr. O’Leary was President of Pride. He joined Pride in 1997 as Vice President of Worldwide Marketing. In addition to his experience in the oil and gas industry, which provides a view on the Board of Directors that encompasses the broader industry, Mr. O’Leary is experienced in finance and accounting matters and has extensive experience with financial statements. Education. Mr. O’Leary received an Honors B.E. in civil engineering from University College, Cork, Ireland in 1977. He holds two post-graduate degrees, one in Finance from Trinity College, Dublin and one in Petroleum Engineering from the French Petroleum Institute in Paris.

Directorships for the past five years: Technip (2008 to present), Huisman-Itrec (2006 to present) and Maritime Industrial Services Co. Ltd. (2006 to present).

Steinar Thomassen, 65, has served as one of our directors since 2008 and currently serves as Lead Independent Director. Qualifications and Experience. Mr. Thomassen has over 32 years of direct industry experience. Mr. Thomassen served as Manager of LNG Shipping for StatoilHydro ASA (formerly Statoil ASA) from August 2001 until his retirement in December 2007 and was responsible for the acquisition and construction supervision of three large LNG tankers. Previously, Mr. Thomassen served as Vice President of Industrial Shipping for Navion ASA from October 1997 to July 2001 and for Statoil ASA from September 1992 to September 1997 and was responsible for the chartering and operation of a fleet of LPG, chemical and product tankers. Previously, Mr. Thomassen served as Chief Financial Officer for Statoil North America Inc., from December 1989 to August 1992, and functioned as the head of administration, personnel, accounting and finance. From January 1986 until November 1989 he was employed by Statoil AS and served as Controller for the Statfjord E&P producing division, with a production of 800 thousand bbls per day. From May 1976 until December 1986, Mr. Thomassen was employed by Mobil Exploration Norway Inc., where he held various international positions, including Project Controller for the Statfjord Development, and served as Project Controller and Treasurer of the Yanbu Development Project in Saudi Arabia from January 1982 until December 1986. Mr. Thomassen’s experience in various positions with oil and gas companies provides international construction, marketing and general operational experience. Further, through his demonstrated skills as a chief financial officer, Mr. Thomassen provides the Board of Directors and the Audit Committee with valuable insight on finance matters, financial statements and audit matters. Education. Mr. Thomassen graduated from the Oslo School of Marketing in 1968.

Directorships for the past five years: Joint Gas Ltd. (2002 to 2007) and Northern Transport LNG Ltd. (2002 to 2007).

Arrangement for Nomination of Directors

With respect to our current Board of Directors, Mr. Grantham was nominated in 2008 by F3 Capital, and Mr. Ong was nominated by F3 Capital in 2009. Further, in 2011, Messrs. Ligon and Bradshaw were also nominated by F3 Capital to replace Mr. Koichiro Esaka and Mr. Hsin-Chi Su, respectively, each of whom had previously served on our Board of Directors after being nominated by F3 Capital. Each of Messrs. Grantham, Ong, Ligon, and Bradshaw were subsequently reviewed and appointed as directors by our full Board of Directors, and Messrs. Grantham and Ong have previously been elected by shareholders. In 2008, F3 Capital nominated Mr. Thomassen to our Board of Directors, and the Board of Directors chose to renominate him for election in 2009 and 2010. Mr. Thomassen has been designated as the Lead Independent Director of the Board of Directors and is not considered a nominee of F3 Capital.

Required Vote

Directors are elected by a plurality, and the nine nominees who receive the most “FOR” votes will be elected. Abstentions and broker non-votes will not affect the outcome of the election.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH NOMINEE TO THE BOARD OF DIRECTORS NAMED IN PROPOSAL 1.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Communicating with the Board

Shareholders who wish to communicate to the Board of Directors should do so in writing to the following address:

[Name of Director(s) or Board of Directors]

Vantage Drilling Company

Attn: Investor Relations

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

All shareholder communications are logged and those not deemed frivolous, threatening or otherwise inappropriate are forwarded to the Chair of the Nominating and Corporate Governance Committee for distribution or, if addressed to the Audit Committee or Compensation Committee, forwarded to the appropriate committee chairman. Such chairman will review the received communication with the Board of Directors, or the group addressed in the communication, for the purpose of determining an appropriate response. Any communication received may be shared with management.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

Our Board of Directors is committed to strong corporate governance and board independence. Our Board of Directors recognizes that having a shared Chief Executive Officer and Chairmanship can present an issue for some companies or some boards. However, the 2004 Blue Ribbon Commission of the National Association of Corporate Directors found that separation of the roles of chairman and chief executive officer was not necessary for effective board leadership. The Nominating and Corporate Governance Committee and the Board of Directors continue to consider the issue of board leadership and do not believe there is any material corporate governance benefit to separating these positions at this time. Our Chairman of the Board does not have any enhanced rights as a director, but has the same voting authority as any other director and the role of Chairman is one which is principally that of presiding at meetings of the Board of Directors and taking the initiative on establishing the proposed agenda for meetings of the Board of Directors, which is a role our senior management would play a significant part of regardless of which director serves as Chairman. Our Board of Directors continues to believe that the current structure is in the best interests of us and our shareholders and allows Paul A. Bragg, who serves as our Chairman and Chief Executive Officer, to focus on our strategy, business and operations.

The Board of Directors believes that there is no one best leadership structure model that is most effective in all circumstances. The Board of Directors retains the authority to separate the positions of Chairman and Chief Executive Officer in the future if such change is determined to be in our best interests and those of our shareholders. Thus, the Board of Directors remains flexible and committed to a strong corporate governance structure and board independence. The Board of Directors is committed to adopting corporate management and governance policies and strategies that promote our effective and ethical management. In this regard, the Board of Directors strongly believes that it should have maximum flexibility in deciding whether the offices of Chairman and Chief Executive Officer are combined or separate and, if separate, whether the Chairman should be an independent director or an employee.

The 2004 Blue Ribbon Commission also found that it is most important that an independent director serve as a focal point for the work of the independent directors. In 2009, as part of its commitment to strong corporate governance and independence, the Board of Directors established the position of Lead Independent Director. Mr. Thomassen currently serves as our Lead Independent Director. The Lead Independent Director is elected by our independent directors and ensures that (i) the Board of Directors operates independently of management and (ii) our directors and shareholders have an independent leadership contact. The Lead Independent Director is also responsible for:

•	Presiding over meetings of the non-management and independent members of the Board of Directors;

•	Preparing the agenda of the Board of Directors in conjunction with the Chairman and Chief Executive Officer;

•	Serving as a point of contact between non-management and independent members of the Board of Directors and the Chairman and Chief Executive Officer to report or raise matters;

•	Calling executive sessions of the Board of Directors; and

•	Consulting with the Chairman of the Compensation Committee to provide performance feedback and compensation information to the Chairman and Chief Executive Officer.

Board Assessment

As part of the Board of Directors’ annual assessment process, the Board of Directors evaluates our board and committee structure to ensure that it remains appropriate for us. Although the Board of Directors recognizes that there may be circumstances in the future that would lead to the separation of the roles of Chief Executive Officer and Chairman of the Board, the Board of Directors believes that the development of a formal policy is unnecessary at this time and may serve to limit flexibility to determine our ideal leadership structure.

Board of Directors’ Role in Risk Oversight

The Board of Directors is actively involved in our risk oversight. Although the Board of Directors as a whole has retained oversight over our risk assessment and risk management efforts, much of its oversight efforts is conducted through its various committees. Each committee, generally through its chairman, then regularly reports back to the full Board of Directors on the conduct of the committee’s functions. The Board of Directors, as well as the individual committees, also regularly hear directly from our key officers and employees involved in risk assessment and risk management. Set forth below is a description of the role of the various committees, and the full Board of Directors, in risk oversight.

The Audit Committee assists the Board of Directors in risk oversight by reviewing and discussing with management, internal auditors and the independent auditors our significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including our procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board of Directors, financial reporting, tax, and accounting matters, as well as our internal controls over financial reporting. The Audit Committee also plays a key role in oversight of our compliance with legal and regulatory requirements.

The Compensation Committee oversees the compensation programs for our officers. As part of that process the Compensation Committee ensures that the performance goals and metrics being used in our compensation plans and arrangements align the interest of executives with those of our shareholders and maximize our and our executive’s performance, without creating incentives for executives to take excessive or inappropriate risks.

The Nominating and Corporate Governance Committee has oversight over our governance policies and structures, management and director succession planning, as well as risks and efforts to manage our risks in those areas.

The full Board of Directors then regularly reviews the efforts of each of its committees and discusses the key strategic, financial, business, legal and other risks that we face, as well as our efforts to manage those risks.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by our Chairman of the Board and Chief Executive Officer, as well as our Lead Independent Director.

Board Member Attendance at Meetings of Shareholders

Although we do not have a formal policy regarding attendance by members of the Board of Directors at meetings of our shareholders, we encourage directors to attend and historically they have done so. For example, each of our then directors attended the Extraordinary General Meeting in lieu of Annual General Meeting of our shareholders on its originally scheduled date held in November 2010. Only Messrs. Bragg, Su, Ong and Guiscardo attended the meeting in January 2011.

Director Independence

There are no family relationships among any of our directors or executive officers. The Board of Directors has determined that the following members are independent as such term is defined under NYSE Amex rules: Messrs. Bradshaw, Estrada, Grantham, Guiscardo, Ligon and Thomassen. Mr. Thomassen has been designated as the Lead Independent Director.

Meeting Attendance and Board Committees

Meetings of the Board of Directors. During the year ended December 31, 2010, the Board of Directors held thirteen meetings. All directors attended at least 75% of the total meetings of the Board of Directors and the committees on which they serve. We believe that attendance at meetings of the Board of Directors and its committees is only one criterion for judging the contribution of individual directors and that all directors have made substantial and valuable contributions.

Standing Committees. The Board of Directors also has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee has a separate chairperson and charter, and the Audit Committee, Compensation Committee and Nominating and

Corporate Governance Committees are comprised solely of independent directors. The Board of Directors may also create additional committees from time to time with responsibilities for strategic planning, financing, and such other responsibilities as the Board of Directors shall determine to be appropriate.

Audit Committee. During the year ended December 31, 2010, the Audit Committee consisted of Jorge E. Estrada, Koichiro Esaka and Steinar Thomassen. Mr. Esaka resigned from the Board of Directors and from the Audit Committee effective February 17, 2011 and was replaced by Duke R. Ligon. Mr. Thomassen serves as the Audit Committee Financial Expert and is the Chairman of the Audit Committee under the SEC rule implementing Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. The Audit Committee is also charged with reviewing and approving all related party transactions. As of December 31, 2010, all of the members of the Audit Committee were independent as such term is defined under NYSE Amex rules. The Audit Committee met ten times during the year ended December 31, 2010.

Compensation Committee. During the year ended December 31, 2010, the Compensation Committee consisted of Marcelo D. Guiscardo, Koichiro Esaka and Hsin-Chi Su. Marcelo D. Guiscardo serves as the Chairman of the Compensation Committee. All of the members, other than Mr. Su, were and are independent as such term is defined under NYSE Amex rules. Mr. Su resigned from the Compensation Committee effective January 7, 2011 and was replaced by Robert Grantham. Mr. Esaka resigned from the Board of Directors and the Compensation Committee effective February 17, 2011 and was replaced by Duke R. Ligon. In addition, Steven Bradshaw was appointed to the Compensation Committee effective April 14, 2011 in conjunction with his appointment to the Board of Directors. The primary purpose of the Compensation Committee is to, among other things, discharge the responsibilities of directors relating to the compensation of our executives and to produce the report that the rules and regulations of the SEC require to be included in, or incorporated by reference into, our annual report and proxy statement. The Compensation Committee’s processes and procedures for determining executive compensation are described below in “Executive and Director Compensation—Compensation Committee Report.” The Compensation Committee met three times during the year ended December 31, 2010.

Nominating and Corporate Governance Committee. During the year ended December 31, 2010, the Nominating and Corporate Governance Committee consisted of Jorge E. Estrada, Robert F. Grantham and Steinar Thomassen. As of December 31, 2010, all of the members of the Nominating and Corporate Governance Committee were independent as such term is defined under NYSE Amex rules. Koichiro Esaka resigned from the Nominating and Corporate Governance Committee effective September 1, 2010 and was replaced by Steinar Thomassen. Mr. Ligon was appointed to the Nominating and Corporate Governance Committee on February 17, 2011, in conjunction with his appointment to the Board of Directors. The primary purpose of the Nominating and Corporate Governance Committee is to (1) identify individuals qualified to become members of the Board of Directors, (2) recommend candidates to the Board of Directors to either fill vacancies on the Board of Directors or to stand for election to the Board of Directors at the next annual general meeting of our shareholders, (3) select nominees for each committee of the Board of Directors, (4) develop and recommend to the Board of Directors appropriate corporate governance policies for the Company, conduct a regular review of such policies and recommend to the Board of Directors any additions, amendments or changes thereto, and (5) perform such other functions as the Board of Directors may assign to the Nominating and Corporate Governance Committee from time to time. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2010.

Executive Committee. During the year ended December 31, 2010, the Executive Committee consisted of Paul A. Bragg, John C. G. O’Leary and Hsin-Chi Su. Mr. Su resigned from the Executive Committee effective April 14, 2011, in conjunction with his resignation from the Board of Directors. The Executive Committee does not have a charter and has been established primarily to address long and short-term strategic and structural matters that may come before the Board of Directors from time to time. The Executive Committee did not meet during the year ended December 31, 2010. The Board of Directors is currently evaluating this committee and is considering formation of a new committee that will meet informally with senior management regarding corporate development and strategic matters.

Director Nominations Process

Nominating functions are handled by the Nominating and Corporate Governance Committee pursuant to its charter. Our M&A do not currently contain specific provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors. We do not have a formal policy concerning shareholder recommendations for election of nominees to the Board of Directors. Other than the nominees of F3 Capital, we have not received any recommendations from shareholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the Nominating and Corporate Governance Committee’s slate of nominees in our proxy statement, and we believe that no formal policy concerning shareholder recommendations is needed.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers, among other things, the following factors:

•	the appropriate size of the Board of Directors;

•	our needs with respect to the particular talents and experience of our directors;

•	experience at a policy-making level;

•	strategic thinking;

•	depth of understanding of our business and industry;

•	experience with accounting rules and practices;

•	a general understanding of marketing, financing and other disciplines relevant to the success of a publicly-traded company;

•	a general understanding of sound principles of corporate governance; and

•	the desire to balance the considerable benefit of continuity on the Board of Directors with the periodic injection of the fresh perspectives provided by new members.

Although we have no formal policy with respect to diversity, the goal of the Nominating and Corporate Governance Committee is to assemble a Board of Directors that brings us a variety of perspectives and skills derived from high quality business and professional experience. Current members of the Nominating and Corporate Governance Committee and Board of Directors are also polled for suggestions as to individuals meeting such criteria. Research may also be performed to identify qualified individuals. We have never engaged third parties and search firms to identify or evaluate or assist in identifying potential nominees.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems to be in the best interests of us and our shareholders. The Nominating and Corporate Governance Committee does, however, believe that, in accordance with the rules of the NYSE Amex, it is appropriate that a majority of the members of the Board of Directors meet the definition of “independent director” set forth in the rules of the NYSE Amex. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board of Directors.

There have not been any material changes to the procedures by which shareholders may recommend nominees to the Board of Directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (the “Code of Conduct”). Our Code of Conduct is available at www.vantagedrilling.com on the “Corp Governance” page under the link “Vantage Code of Conduct and Ethics.” We intend to include on our website any amendments to, or waivers from, a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, or controller that relates to any element of the “code of ethics” definition contained in Item 406(b) of Regulation S-K.

Where to Find Corporate Governance Information

The charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Conduct, are available on our website: www.vantagedrilling.com under “Corp Governance.” Copies of these documents are also available in print form at no charge by sending a request to Investor Relations, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

(Proposal 2)

TO APPROVE ORDINARY RESOLUTION TO INCREASE SHARE CAPITAL

General

Currently we are authorized to issue up to 400,000,000 ordinary shares. As of June 27, 2011, 290,661,634 ordinary shares were issued and outstanding, 4,659,030 ordinary shares were reserved for issuance under the 2007 Plan, which includes ordinary shares underlying unvested awards and ordinary shares remaining available for future issuance, and 2,354,900 shares issuable upon exercise of outstanding warrants and other convertible securities. Accordingly, 102,324,436 ordinary shares remain unissued and unreserved. At our last annual general meeting shareholders did not approve the increase in our share capital. Although approximately 45 million ordinary shares became available for issuance upon the expiration of outstanding warrants in May 2011, we believe that approval of the increase in our share capital by shareholders is vitally important to us for the reasons noted below and therefore the matter is being resubmitted to shareholders.

We desire to increase the number of ordinary shares available for issuance to ensure that enough ordinary shares will be available in the event that the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities to finance the construction or acquisition of vessels, to acquire another company or its assets, to provide equity incentives to employees and officers, or for other corporate purposes. We will need to raise additional capital to finance the construction costs of the Tungsten Explorer. The Board of Directors may determine, as a result of favorable market conditions, that it is in our best interests and those of our shareholders to finance these construction costs by raising additional capital through the sale of our ordinary shares or a security convertible into ordinary shares. The Board of Directors believes that it is in our and our shareholders’ best interest to increase our authorized ordinary share capital to enable us to promptly respond to market conditions and favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional ordinary shares for any purpose not previously disclosed.

The possible future issuance of equity securities consisting of ordinary shares or securities convertible into ordinary shares could affect our current shareholders in a number of ways, including the following: (i) diluting the voting power of the current holders of ordinary shares; (ii) diluting the market price of the ordinary shares, to the extent that the new ordinary shares are issued and sold at prices below current trading prices of the existing ordinary shares, or if the issuance consists of equity securities convertible into ordinary shares, to the extent that the securities provide for the conversion into ordinary shares at prices that could be below current trading prices of the ordinary shares; (iii) diluting the earnings per share and book value per share of the outstanding ordinary shares; and (iv) making the payment of dividends on ordinary shares potentially more expensive.

Proposed Ordinary Resolution

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following ordinary resolution to increase our authorized ordinary share capital:

“IT IS RESOLVED, THAT the authorised share capital of the Company be increased from (i) US$400,000 divided into 400,000,000 ordinary shares of US$0.001 par value each and (ii) US$10,000 divided into 10,000,000 preferred shares of US$0.001 par value each, by the creation of an additional 400,000,000 ordinary shares of US$0.001 par value each, to (i) US$800,000 divided into 800,000,000 ordinary shares of US$0.001 par value each and (ii) US$10,000 divided into 10,000,000 preferred shares of US$0.001 par value each.”

If Proposal 2 is approved at the Meeting, it will become immediately effective.

Required Vote

This proposal requires approval by the affirmative vote of an ordinary resolution being an affirmative vote of a simple majority of the shareholders who, as being entitled to do so, vote in person or by proxy on this proposal at the Meeting.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

(Proposal 3)

TO APPROVE SPECIAL RESOLUTION TO AMEND THE MEMORANDUM AND ARTICLES OF ASSOCIATION TO PROVIDE FURTHER PROCEDURES REGARDING SHAREHOLDER NOMINATIONS AND PROPOSALS

This proposal would amend the M&A to prohibit shareholders from submitting a proposal to a vote of the shareholders or nominating directors without first complying with specified advance notice and disclosure requirements set forth in the M&A, except as may be provided in a designation of the preferences, limitations and relative rights of a series of our preferred shares. Our existing M&A currently does not contain these provisions.

Our last annual general meeting was originally scheduled to be held on Tuesday, November 30, 2010. On November 29, F3 Capital, our largest shareholder, notified us of its intention to nominate two additional nominees for election to the Board. As a result of this timing, there was no way to inform other shareholders of F3 Capital’s intent to nominate two additional nominees and provide them an opportunity to evaluate this information in making their voting decision on the proposals to be considered. Accordingly, the Board postponed the meeting because it felt that it would be in the best interest of shareholders for them to have an opportunity to receive and consider information about F3 Capital’s actions in determining how to vote their shares on the matters to be presented at that meeting.

These provisions, if adopted, would establish advance notice requirements and procedures for shareholder proposals to be made from the floor of the meeting and for nominations by shareholders of candidates for election as directors. Subject to any other applicable requirements, including, without limitation, Rule 14a-8 under the Exchange Act, and except as may be provided in a designation of the preferences, limitations, and relative rights of a series of our preferred shares, only that business as has been brought properly before the meeting by, or at the direction of, the Board of Directors, or by a shareholder who has given our Secretary timely written notice, in proper form and in accordance with the M&A, of the shareholder’s intention to bring that business before the meeting may be conducted at the meeting. The chairman at this meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors.

To be timely, notice of nominations or proposals for other business must be received by our Secretary, with respect to an annual general meeting, not less than 60 nor more than 120 days prior to the anniversary of the last annual general meeting of our shareholders (or, if the date of the annual general meeting is changed by more than 30 days before or more than 60 days after the anniversary date, no earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the 60th day prior to such meeting or on the 10th day following the day on which public announcement of the date of the meeting is first made). To be timely, notice of nominations must be received by our Secretary, with respect to the election of directors at an extraordinary general meeting, other than an extraordinary general meeting in lieu of annual meeting, the close of business on the 10th day following the earlier of (i) the date on which notice of such meeting was mailed and (ii) the date on which a public announcement of such meeting is first made.

In addition to the consent of each person to serve as a director, if elected, the notice of any nomination for election as a director must set forth the following information about each nominee:

•	the name, date of birth, business and residence address;

•	the principal occupation or employment during the past five years;

•	the number of shares of our stock that are beneficially owned;

•

whether that person or persons are or have been during the past five years directors, officers or beneficial owners of 5% or more of any class of capital stock, partnership interests or other equity interest of any person and, if so, a description of that position or ownership;

•

any directorships or similar positions, and/or beneficial ownership of 5% or more of any class of capital stock, partnership interests or other equity interest held by that person or persons in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended;

•

whether, in the last five years, that person or persons are or have been convicted in a criminal proceeding or have been subject to a judgment, order, finding or decree of any federal, state or other government, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy; and

•

any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

Notices of any other business that the shareholder proposes to bring before the meeting must set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest in the business of that shareholder and of the beneficial owner, if any, on whose behalf the proposal is made. The person submitting the notice of nomination, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, must provide their names and addresses under which they appear on our books (if they so appear), and the class and number of shares of our capital stock that are beneficially owned by them.

The Board of Directors believes these proposed amendments to the M&A would provide for the more orderly conduct of general meetings and insure that all shareholders have adequate notice of matters to be considered at general meetings and an opportunity to vote on these matters and make an informed voting decision.

An important effect of these provisions may be to make it more difficult for shareholders to nominate directors or to introduce business for consideration at general meetings. As a result, the amendments may preclude a takeover bidder from quickly proposing a business combination, or other similar transaction, or from removing and/or replacing directors in an effort to gain control of us. This potential delay may deter a future takeover attempt or business combination, even if a substantial number of these shareholders favored the takeover attempt or other action.

Proposed Special Resolution

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following special resolution to amend the M&A to provide further procedures regarding shareholder nominations and proposals:

“IT IS RESOLVED, as a special resolution, that the Amended and Restated Memorandum and Articles of Association are amended by

(1) inserting the following new Article 76 immediately following existing Article 75 to read as follows (and renumbering all successive sections of the M&A correspondingly):

“In order for business to be properly brought before a general meeting by a Member, the business must be legally proper and written notice thereof must have been filed with the Secretary not less than 60 nor more than 120 days prior to the first anniversary of the preceding year’s general meeting; provided, however, that in the event that the date of the general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 90th day prior to such general meeting and not later than the close of business on the later of the 60th day prior to such general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of a general meeting commence a new time period for the giving of notice as described above. Each such notice shall set forth: (a) the name and address of the Member who intends to make the proposal as the same appear in the Company’s records; (b) the class, series and number of Shares of the Company that are held by such Member; and (c) a clear and concise statement of the proposal and the Member’s reasons for supporting it. The filing of a Member’s written notice as required above shall not, in and of itself, constitute the making of the proposal described therein. If the chairman of the general meeting determines that any proposed business has not been properly brought before the general meeting, he or she shall declare such business out of order, and such business shall not be conducted at the general meeting.” In addition to the foregoing provisions of this Article 76, a Member shall promptly with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article 76.

(2) deleting current Section 92.3 and replacing it with the following:

“92.3 by any Member who (i) complies with the notice procedures set forth in Article 95 and (ii) was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such annual general meeting,”

(3) inserting the following new Article 95 immediately following Article 94 (as renumbered by the preceding amendment in this special resolution):

“For nominations of persons for appointment to the Board (other than Directors to be nominated by any class or series of Preferred Shares, voting separately as a class) to be properly brought before an general meeting by a Member, such general meeting must have been called for the purpose of, among other things, appointing Directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the Registered Office, or such other address as the Secretary may designate (a) with respect to an election to be held at general meeting, not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year’s general meeting, and (b) with respect to an election to be held at a extraordinary general meeting for the election of directors, the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Members and (ii) the date on which a public announcement of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of general meeting or extraordinary general meeting commence a new time period for the giving of a notice as described above. Such Member’s notice shall set forth (a) as to each person whom the Member proposes to nominate for appointment or re-appointment as a Director, all information relating to such person that is required to be disclosed in solicitations or proxies for appointment of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, of the United States of America, as amended, or any successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if appointed, and (b) as to the Member giving the notice: (i) the name and address of such Member, as they appear on the Register of Members, (ii) the class, series and number of Shares that are held beneficially and/or of record by such Member, (iii) a representation that the Member is a registered holder of the Shares entitled to vote at such general meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a statement as to whether the Member intends or is part of a group that intends: (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment; and/or (y) otherwise to solicit proxies from Members in support of such nomination. The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee’s ability to fulfill his or her duties as a Director.”

If Proposal 3 is approved at the Meeting, it will become immediately effective.

Required Vote

This proposal requires approval by the affirmative vote of a special resolution being an affirmative vote of two-thirds of the shareholders who, as being entitled to do so, vote in person or by proxy on this proposal at the Meeting.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” PROPOSAL 3.

(Proposal 4)

TO APPROVE ORDINARY RESOLUTION TO AMEND AND RESTATE THE 2007 LONG-TERM INCENTIVE COMPENSATION PLAN

On June 12, 2008, our shareholders approved the 2007 Plan. Our 2007 Plan provides for the grant of incentive and non-qualified stock options, share appreciation rights, performance units, restricted stock awards and performance bonuses. As of June 27, 2011, there were only 155,899 ordinary shares remaining to be awarded under the 2007 Plan.

The Board of Directors has approved the amendment and restatement of the 2007 Plan effective as of April 14, 2011, which requires shareholder approval, to, among other things, increase the maximum number of ordinary shares that we may issue under the 2007 Plan from 7,500,000 ordinary shares to 25,000,000 ordinary shares, which will enable us to continue to grant awards to attract top-level talent, reward deserving individuals and remain competitive in the industry.

As a company with a limited operating history, we believe that equity incentives are critical to attracting and retaining the most talented employees in our industry. The approval of the proposed amendment will allow us to continue to provide such incentives under the 2007 Plan.

2007 Plan Summary

The following summarizes the material terms of the 2007 Plan, as proposed to be amended and restated. This summary is qualified in its entirety by the specific terms of the 2007 Plan, as proposed to be amended and restated, a copy of which is filed herewith as Annex A.

Ordinary Shares Subject to the 2007 Plan

We have reserved a maximum of 25,000,000 ordinary shares for issuance under the 2007 Plan, and of the total number of such shares, 15,000,000 shall be available for awards of incentive stock options. In addition, in no event will the number of shares available for issuance under the 2007 Plan exceed the number of our ordinary shares available for issuance at any time. On June 30, 2011, the closing price of our ordinary shares on the NYSE Amex was $1.82. Each share issued under an award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award or other award is made may be available are from authorized but unissued shares or from shares previously issued and outstanding but which we have reacquired and hold in our treasury. Any ordinary shares related to awards which terminate by expiration, forfeiture (including the forfeiture of restricted stock), cancellation or otherwise without the issuance of ordinary shares or are exchanged in the Compensation Committee’s discretion for awards not involving ordinary shares or withheld for the payment of the purchase price or withheld for taxes, shall be available again for grant under the 2007 Plan and shall not be counted against the shares authorized under the 2007 Plan.

During the time that we are a publicly held corporation, the maximum aggregate number of ordinary shares attributable to awards paid in ordinary shares that may be granted (in the case of stock options and share appreciation rights) or that may vest in the case of restricted stock, performance units or a performance bonus) to any covered employee or other eligible employee during any calendar year shall not exceed 10,000,000 ordinary shares. In addition, the maximum amount of cash compensation that may be paid under awards (paid in cash) granted to any covered employee or other eligible employee during any calendar year may not exceed $10,000,000. With respect to any stock option or share appreciation right granted to a covered employee or other eligible employee that is canceled, the number of ordinary shares subject to such stock option or share appreciation right shall continue to count against the maximum number of ordinary shares that may be the subject of stock option or share appreciation rights granted to such employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). These limitations shall be construed and administered so as to comply with the “performance-based” compensation exception under Code Section 162(m).

In the event that the ordinary shares shall be changed into or exchanged for a different number or kind of ordinary shares or other securities of us or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, share split, spin-off, combination of shares or otherwise), or if the number of such ordinary shares shall be increased through the payment of a share dividend, or a dividend on the ordinary shares, or if rights or warrants to purchase our securities shall be issued to holders of all outstanding ordinary shares, then there shall be substituted for or added to each share available under and subject to the 2007 Plan, and each share theretofore appropriated under the 2007 Plan, the number and kind of ordinary shares or other securities into which each outstanding ordinary share shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis.

Eligibility

We may grant incentive and non-qualified stock options, share appreciation rights, performance units, restricted stock awards and performance bonuses to our officers and employees and to consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability and to employees and consultants of our subsidiaries and affiliates, provided that (i) incentive stock options may only be granted to our employees or employees of our subsidiaries and (ii) consultants are not eligible for a performance bonus. In addition, the 2007 Plan authorizes the grant of non-qualified stock options, performance units, share appreciation rights, and restricted stock awards to directors. Generally, all classes of employees are eligible to participate in the 2007 Plan, which includes, as of June 20, 2011, approximately 496 individuals.

Administration

The Compensation Committee administers the 2007 Plan, provided that in certain circumstances the Board of Directors, or another committee appointed by the Board of Directors, may administer the 2007 Plan. In connection with the administration of the 2007 Plan, the Compensation Committee, with respect to awards to be made to any person who is not one of our directors:

•	determines which employees and other persons will be granted awards under the 2007 Plan;

•	grants the awards to those selected to participate;

•	determines the exercise price for options; and

•	prescribes any limitations restrictions and conditions upon any awards, including the vesting conditions of awards.

With respect to awards to be made to any director, the Board of Directors has the authority as to:

•	which of such persons should be granted stock options, restricted share awards, performance units or share appreciation rights;

•	the terms of proposed grants of awards to those selected by our Board of Directors to participate;

•	the exercise price for options; and

•	any limitations, restrictions and conditions upon any awards.

Any grant of awards to any director under the 2007 Plan must be approved by the Board of Directors. In addition, the Compensation Committee interprets, makes all other determinations and takes all other action that may be necessary or advisable to implement and administer the 2007 Plan.

Types of Awards

The 2007 Plan permits the Compensation Committee to grant the following types of awards.

Stock Options

Stock options are contractual rights entitling the recipient to purchase a stated number of our ordinary shares at an exercise price per share determined at the date of the grant. The exercise price for each stock option granted will be determined by the Compensation Committee at the time of the grant, but will not be less than the fair market value of our shares on the date of the grant. The Compensation Committee will also determine the duration of each option, however, no option may be exercisable more than ten years after the date the option is granted. The Compensation Committee may, in its discretion, impose limitations on the exercise of all or some options granted, such as specifying minimum periods of time after grant during which options may not be exercised. All options granted under the 2007 Plan are evidenced by a written agreement, and options vest at rates specified in such agreement.

No cash consideration is payable to us in exchange for the grant of options. The exercise price of stock options may be paid in cash, in whole shares, in a combination of cash and our ordinary shares, or in such other form of consideration as the Compensation Committee may determine, equal in value to the exercise price. In no event may a stock option be exercised after the expiration of its stated term. Stock options granted under the 2007 Plan may be either incentive stock options or non-qualified stock options within the meaning of Section 422 of the Code.

Share Appreciation Rights

A share appreciation right permits the recipient to receive an amount (in cash, ordinary shares, or a combination thereof) equal to the number of share appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our ordinary shares on the exercise date over the share appreciation rights’ exercise price. Share appreciation rights may or may not be granted in connection with the grant of an option. The exercise price of share appreciation rights granted under the 2007 Plan will be determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of our ordinary shares on the date the share appreciation right is granted. A share appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

Restricted Stock

Restricted ordinary shares may be granted under the 2007 Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition, as the Compensation Committee may determine to be appropriate at the time of making the award. In addition, the Compensation Committee may direct that share certificates representing restricted shares include a legend as to the restrictions on sale, transfer for other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and be held by us until such restrictions lapse. The Compensation Committee, in its discretion, may provide in the award agreement for a modification or acceleration of restricted shares in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee.

Performance Units

The 2007 Plan permits grants of performance units, which are rights to receive cash payments or ordinary shares. Such awards are subject to the fulfillment of conditions and performance measures that may be established by the Compensation Committee. One or more of the following performance measures may be used for awards intended to meet the performance-based compensation requirements of Code Section 162(m): profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, investment or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments); earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes); net sales growth; net earnings or income (before or after taxes, interest, depreciation and/or amortization);

gross, operating or net profit margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); turnover of assets, capital, or inventory; expense targets; margins; measures of health, safety or environment; operating efficiency; customer service or satisfaction; market share; credit quality; debt ratios (e.g., debt to equity and debt to total capital); and working capital targets.

Performance measures may be stated in absolute terms or relative to comparison companies or indices to be achieved during a performance period. In the award agreement, the Compensation Committee shall establish one or more performance measures for each award that is intended to qualify for the performance-based exception on its date of grant.

In establishing the performance measures for each applicable award, the Compensation Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a segment of business or a change in accounting principle, each as determined in accordance with the standards under Opinion No. 30 of the Accounting Principles Board (APB Opinion 30) or any successor or other authoritative financial accounting standards, as determined by the Compensation Committee). The terms of the stated performance measures for each applicable award, whether for a performance period of one (1) year or multiple years, must preclude the Compensation Committee’s discretion to increase the amount payable to any grantee that would otherwise be due upon attainment of the performance measures, but may permit the Compensation Committee to reduce the amount otherwise payable to the participant in the Compensation Committee’s discretion.

The performance measures specified in any award agreement need not be applicable to all awards, and may be particular to an individual participant’s function or business unit. The Compensation Committee may establish the performance measures, as determined and designated by the Compensation Committee, in its discretion, in the award agreement.

Performance Bonus

The 2007 Plan permits grants of performance bonuses which may be paid in cash as determined by the Compensation Committee. An employee’s receipt of such amount will be contingent upon achievement of performance targets based upon the performance measures described above during the performance period established by the Compensation Committee. The performance targets will be determined by the Compensation Committee. Following the end of the performance period, the Compensation Committee will determine the achievement of the performance targets for such performance period. Payment may be made within 60 days of such determination.

Change of Control Event

The 2007 Plan provides that in the event of a change of control event, the Compensation Committee shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award, or whether the award will be surrendered or assumed.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the 2007 Plan.

Incentive Stock Options

A recipient of incentive stock options will not realize any taxable income upon the grant or the exercise of the options. However, the amount by which the fair market value of the shares covered by the option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each recipient’s individual circumstances. If the recipient does not dispose of our shares acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the shares are transferred to the recipient, when the recipient later sells or otherwise disposes of the shares, any amount realized by the recipient in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any of our ordinary shares acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods described above, the recipient would realize ordinary income upon the exercise of the option. The amount of the ordinary income realized generally would be equal to the excess of the fair market value of the shares on the exercise date over the option price. In the event of a premature disposition of ordinary shares acquired by exercising an incentive stock option, we would be entitled to a deduction equal to the amount of ordinary income realized by the recipient. If the recipient thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as capital gain or loss, short or long-term depending on the length of time the shares were held by the recipient before sale.

Non-Qualified Options

A recipient will not realize any taxable income upon the grant of a non-qualified option. At the time the recipient exercises the non-qualified option, the amount by which the fair market value at the time of exercise of the shares covered by the non-qualified option exceeds the option price paid upon exercise will constitute ordinary income to the recipient in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as capital gain or loss, short or long-term depending on the length of time the shares were held by the recipient before sale.

Share Appreciation Rights

A recipient generally realizes no taxable income and we are not entitled to a deduction when a share appreciation right is granted and upon exercising a share appreciation right, a recipient will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A recipient’s tax basis in the shares received upon exercise of a share appreciation right will be equal to the fair market value of such shares on the exercise date, and the recipient’s holding period for such shares will begin at that time. Upon sale of the shares received upon exercise of a share appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares. However, if the share appreciation right is subject to Code Section 457A, generally, it will be subject to ordinary income tax when it is no longer subject to a substantial risk of forfeiture.

Restricted Share Awards

A recipient of a grant of restricted shares generally will not recognize any taxable income until the restricted shares become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted shares over the amount, if any, paid for the restricted shares is taxable to the recipient as ordinary income. If a recipient of restricted shares subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the shares, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted shares. Section 83(b) of the Code permits a recipient of restricted shares, which is not yet required to be included in taxable income, to elect, within 30 days of the date of the grant of the award of restricted shares, to include in income immediately the difference between the fair market value of the restricted shares at the date of the award and the amount paid for the restricted shares, if any. The election permits the recipient of restricted shares to fix the amount of income that must be recognized by virtue of the grant of restricted shares. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted shares, equal to the amount of taxable income recognized by the recipient.

Performance Units and Performance Bonuses

A recipient realizes no taxable income and we are not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the recipient will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A recipient’s tax basis in shares received upon payment will be equal to the fair market value of such shares when the recipient receives them. Upon sale of the shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the recipient’s hands.

Section 162(m) of the Code

Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to a “covered employee,” which under Code Section 162(m) is the chief executive officer or any of the four other highest-paid officers, as modified by IRS notices and regulations. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. As modified by this proposal, if approved, based on Section 162(m) of the Code, and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or share appreciation rights granted in the future under the 2007 Plan should not be limited by Section 162(m) of the Code. The 2007 Plan has been designed to provide flexibility with respect to whether awards of restricted shares, performance units or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. The Compensation Committee in its discretion may grant awards under the 2007 Plan that are not exempt from the annual limits under Code Section 162(m).

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan may become immediately taxable and the recipient of the award will be liable for a 20% excise tax on the amount includable in ordinary income. Awards granted under the plan may constitute deferred compensation subject to the Code Section 409A requirements. It is our intention that any award agreement governing awards subject to Code Section 409A will comply with these rules.

Section 457A of the Code

Section 457A of the Code, which was enacted on October 3, 2008, requires certain deferred compensation to be included in income when it is no longer subject to a substantial risk of forfeiture and imposes a 20% excise tax on amounts that are not determinable at the time of the lapse of the substantial risk of forfeiture. The IRS has provided some guidance with respect to the application of Code Section 457A. To the extent, the Committee determines that Code Section 457A applies to any award under the plan, the Compensation Committee intends to comply with the requirements of Code Section 457A.

Equity Compensation Plan Information

The following table sets forth our issuance of awards under the 2007 Plan as of June 27, 2011:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders (1)	179,000	(2),(3)	$8.40(2)	155,899
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	179,000	(2),(3)	$8.40(2)	155,899

(1)	Our only equity compensation plan is the 2007 Plan.
(2)	The weighted average remaining term of the options is 7 years.
(3)	Does not include an additional 7,165,101 shares of restricted stock that have been granted under the 2007 Plan, of which 2,359,848 are vested.

New Plan Benefits

No determination has been made as to any awards that will be made to directors, officers or other employees upon approval of the proposed amendment of the 2007 Plan.

Required Vote

This proposal requires approval by the affirmative vote of an ordinary resolution being an affirmative vote of a simple majority of the shareholders who, as being entitled to do so, vote in person or by proxy on this proposal at the Meeting.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” PROPOSAL 4.

(Proposal 5)

TO APPROVE ORDINARY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UHY LLP, a U.S. based accounting firm (“UHY”), has served as our independent registered public accounting firm, and the independent registered public accounting firm of our predecessor, since 2006. The Audit Committee, in its capacity as a committee of the Board of Directors, has appointed UHY to audit our financial statements for the year ending December 31, 2011. Representatives of UHY plan to attend the Meeting and will be available to answer appropriate questions from shareholders. These representatives will be able to make a statement at the Meeting if they wish, although we do not expect them to do so.

Shareholder ratification of the appointment of UHY is not required by the rules of the NYSE Amex or the SEC or by our M&A. However, the Board of Directors is submitting the appointment of UHY to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the appointment of UHY is ratified, the Audit Committee may change to a different independent registered public accounting firm if it determines a change may be in the best interest of us and our shareholders.

Required Vote

The approval of the ratification of the appointment of UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a simple majority of the shareholders who, as being entitled to do so, vote in person or by proxy on this proposal at the Meeting. For the approval of the ratification of the appointment of UHY, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” PROPOSAL 5.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee.

Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee met with our independent registered public accounting firm and discussed the overall scope and plans for their audit. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

UHY also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and the Audit Committee discussed with the independent registered public accounting firm its independence. When considering UHY’s independence, the Audit Committee considered the non-audit services provided to us by the independent registered public accounting firm and concluded that such services are compatible with maintaining the firm’s independence.

The Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2010 with management and UHY. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent registered public accounting firm, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

By the Audit Committee of the Board of Directors,

Jorge E. Estrada

Duke R. Ligon

Steinar Thomassen

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S FEES, SERVICES AND INDEPENDENCE

Independent Public Accountant Fees

For the years ended December 31, 2009 and 2010, UHY billed the approximate fees set forth below:

Fees	Year Ended December 31, 2009	Year Ended December 31, 2010
Audit Fees (1)	$590,586	$580,600
Audit-Related Fees (2)	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$590,586	$580,600

(1)	Audit Fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attestation services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountant

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be considered during quarterly Audit Committee meetings.

All services provided by UHY during the year ended December 31, 2010 were approved by the Audit Committee. UHY acts as our principal independent registered public accounting firm. As of December 31, 2010, UHY leased all its personnel, who work under the control of UHY partners, from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure. UHY has no full-time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

(Proposal 6)

TO APPROVE, BY A SHAREHOLDER NON-BINDING ADVISORY VOTE, THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS

As required under the newly enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Board of Directors is submitting a “Say on Pay” proposal for shareholders for consideration. This proposal provides shareholders with the opportunity to cast an advisory vote on our executive compensation program. Our overall compensation program is intended to ensure that the compensation and incentive opportunities provided to our executives and employees remain competitive and provide the motivation to deliver the extra effort that leads to returning value to our shareholders. The primary objective of our executive compensation program is to provide competitive pay opportunities that are commensurate with the Company’s performance, that recognize individual initiative and achievements and that enable us to retain and attract qualified executive officers who are focused on our goals and long term success.

The Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 32 and the tabular and other disclosures on executive compensation beginning on page 43. Based upon that review, the Board of Directors recommends that the shareholders approve, on an advisory basis, the compensation of our named executive officers, including the compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.

While the vote does not bind the Board of Directors to any particular action, the Board of Directors values the input of our shareholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Required Vote

The “Say-on-Pay” vote is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors value the opinions of our shareholders and, to the extent there is any significant vote against the executive compensation of our named executive officers, we will take into account our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL

OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVE OFFICERS

AS DESCRIBED IN THIS PROXY STATEMENT.

(Proposal 7)

TO ESTABLISH, BY A SHAREHOLDER NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are also required to seek a non-binding advisory shareholder vote regarding the frequency of submission to shareholders of a “Say on Pay” advisory vote such as that set forth in Proposal 7. As discussed in Proposal 7, the Board of Directors values the input of our shareholders regarding our executive compensation program. Shareholders can advise the Board of Directors on whether such votes should occur every year, every two years, or every three years, or may abstain from voting. Although this vote is advisory and non-binding, the Board of Directors will review voting results and give serious consideration to the outcome of such voting. A scheduling vote similar to this will occur at least once every six years.

The Board of Directors recognizes the importance of receiving regular input from our shareholders on important issues such as our executive compensation program. After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for us, and therefore recommends that the advisory shareholder vote on executive compensation be held annually. Please note that you are not voting to approve or disapprove the Board of Directors’ recommendation on this item.

In formulating its recommendation our Board considered that an advisory vote on executive compensation every year will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in this proxy statement every year. Setting a one year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Board to obtain information on shareholder sentiment about our executive compensation program.

Required Vote

The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will be the preference of shareholders as to the frequency of future advisory votes on executive compensation. However, because this vote is advisory and not binding on us or the Board of Directors in any way, the Board of Directors may decide that it is in the best interests of us and our shareholders to hold an advisory vote on executive compensation more or less frequently than the most popular option selected by our shareholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION EVERY “1 YEAR” AS THE FREQUENCY FOR VOTING ON “SAY ON PAY” PROPOSALS.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

The following discussion and analysis is intended to provide an explanation of our executive compensation program with respect to those individuals identified in the Summary Compensation Table below and referred to as our “named executive officers.”

We had a year of significant accomplishments in 2010 despite an environment that included several notable challenges. We completed our initial newbuild program, including the successful completion of our fourth jackup, the Topaz Driller, and our drillship, the Platinum Explorer. All four of our jackups and our drillship were completed on time and within budget which was critical for us. Our rig fleet achieved approximately 99% productive time for the year and we completed the year with a total recordable incident rate of 0.57, which we believe to be an industry-leading performance. In July 2010, we issued $1.0 billion of senior secured notes to refinance our bank facility and previously issued secured notes, as well as to complete the acquisition of the Platinum Explorer. We accomplished this financing while the offshore drilling industry was under pressure due to the Macondo well incident and the financial market disruption associated with sovereign debt concerns in Europe.

Compensation Philosophy and Objectives

We have adopted an executive compensation program that reflects our philosophy that executive officers’ compensation should be closely aligned with the long-term interest of shareholders and that compensation should be strongly correlated with company-wide and individual performance. Our executive compensation program places an emphasis on equity-based incentives and performance based compensation; although, as more fully discussed below, modifications to the executive compensation program have been made for 2011 as we are not currently able to award equity-based compensation under the 2007 Plan. The key business metrics we consider in establishing targets and measuring the performance of our executive officers include:

•	Safety performance;

•	Strong financial performance;

•	Customer satisfaction; and

•	Growth

The objectives of our executive compensation program are to attract, retain and motivate experienced high-quality professionals to meet the long-term interest of our shareholders and to reward outstanding performance. Many of our competitors are larger, more established offshore drilling companies with greater financial resources. In order to compete with these established offshore drilling companies, we must offer compensation competitive to the compensation of the executive officers of our peer group, which includes some of our larger competitors.

Consistent with our philosophy and objectives, we have designed a compensation program which we believe to be competitive with our peer group and have evaluated the mix of compensation between fixed (annual base salary) and performance-based compensation (typically annual incentive and long-term incentive plan awards). The Compensation Committee reviews each of the components of compensation and the metrics to evaluate the performance of our executives on an annual basis.

The components of our compensation program include:

•

Annual Base Salary. The fixed cash component of our compensation program is used to attract and retain executives at levels intended to be competitive with the peer group. Currently base pay for our top five executive officers ranges from 78% to 96% of market median for our peer group.

•

Annual Cash Incentive Awards. This component of our compensation program is paid as an annual cash bonus based on our performance relative to the metrics established by the Compensation Committee and the individuals’ performance measured against his individual performance goals.

•

Time-vested Equity Awards. This component of our compensation program consists of time-vested restricted shares and/or options and is designed to encourage retention and align the executives’ interest with our shareholders.

•

Performance-based Long-Term Incentive Awards. This component of compensation consists of performance-based restricted shares, options and/or cash and is designed to focus executives’ performance on our business and financial performance which should generate long-term shareholder value.

•

Other Benefits. This component of our compensation program consists primarily of a match for U.S. participants in a 401(k) plan, car allowances and subsidizing employees on foreign assignments including expatriate housing, schooling, home airfare and foreign taxes.

During 2010, we did not have shares available under the 2007 Plan. We submitted a proposal to our shareholders to approve the amendment and restatement of the 2007 Plan which would provide for, among other things, additional shares to be used to meet the targeted compensation levels for our executives. However, in January 2011, our shareholders voted against this proposal. Although we intend to submit this proposal to our shareholders again in 2011, in order to meet the 2010 targeted compensation levels for our executives, we adopted an executive retention plan (the “ERP”) in January 2011 as described below under “Elements of our Compensation Program—Equity Awards.”

Our Compensation Committee has also adopted a Change of Control Policy (the “COC Policy”) in order to foster a stable and secure working environment whenever we are evaluating significant corporate transactions. The COC Policy generally provides for payments to be made and benefits to be provided to qualified individuals in the event we undergo a change of control and a qualified individual’s employment is terminated. See “Elements of our Compensation Program—Severance and Other Termination Payments” for more on the COC Policy.

Compensation Committee

Our Compensation Committee is responsible for determining the compensation of our directors and executive officers as well as establishing our compensation philosophies. The Compensation Committee operates independently of management and annually seeks advice from advisors as it believes is appropriate. The Compensation Committee reviews our compensation program including determining the allocation of the respective components of compensation, establishing guidelines for the long-term incentive plan, and reviewing the metrics for the annual incentive plan and the individual goals for the executive officers.

Benchmarking of Compensation and Compensation Consultant

The Compensation Committee believes that current practices of similarly-situated, publicly-held companies in the offshore contract drilling industry provide important information when making our compensation-related decisions. Accordingly, it considers the cash and equity compensation practices of other publicly held companies in the offshore contract drilling industry through the review of such companies’ public reports and through other resources. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, the Compensation Committee believes that gathering this information is an important part of our compensation-related decision-making process.

In 2008, the Compensation Committee retained Stone Partners Inc. (“Stone Partners”) to provide initial recommendations to us regarding our compensation program. This analysis included the establishment of the initial peer group for benchmarking purposes and review of the 2007 Plan. For 2009 and 2010, Stone Partners advised the Compensation Committee with respect to industry compensation trends in the oil and gas services industry, focusing on international offshore drilling companies. In 2011, the Compensation Committee engaged Stone Partners to perform a comprehensive review of our compensation program. Included in the 2011 comprehensive review, Stone Partners re-evaluated our peer group to reflect our current size and performance. Additionally, in forming its recommendations, Stone Partners has supplemented its peer review with data from the Stone Partners Oilfield Services and Manufacturing Industry Survey, the Mercer Energy Compensation Survey and the Watson Wyatt Top Management Compensation Survey.

The Compensation Committee also consulted Stone Partners in its review of the terms and conditions of employment agreements that we entered into with our named executive officers in June 2008, other than Mr. Munro whose employment contract was executed in May 2008, and Mr. Thomson whose employment contract was executed in October 2009.

In performing its analysis and making recommendations, Stone Partners reported to and acted at the direction of the Compensation Committee. The Compensation Committee did not adopt all of the recommendations of Stone Partners, but utilized their work and its own judgment in making compensation decisions. Stone Partners is not affiliated with any of our directors or officers. Our executive management did not engage Stone Partners and did not direct or oversee the executive compensation analysis and recommendations of Stone Partners.

Peer Group

In 2008, the Compensation Committee evaluated our strategic plan and determined that we needed to attract and retain an experienced management team from existing international offshore drilling companies. Accordingly, we needed to design an executive compensation program that would attract the necessary executive talent. Together with Stone Partners, the Compensation Committee established the initial peer group of public companies including Pride International, Inc., Noble Corporation, ENSCO International Incorporated, Rowan Companies, Inc., Oceaneering International, Inc., Hercules Offshore, Inc., Complete Production Services, Inc., Grey Wolf, Inc. (subsequently acquired by Precision Drilling Trust), Parker Drilling Company and Atwood Oceanics, Inc.

For 2009 and 2010, the Compensation Committee and Stone Partners evaluated the compensation program by updating the 2008 recommendations for compensation trends in the broad oilfield services sector and did not evaluate a specific peer group.

In 2011, as part of the comprehensive review of the compensation program, Stone Partners reviewed the peer group to reflect changes in the industry participants and to reflect our current size and performance. The peer group for the 2011 compensation program includes Atwood Oceanics, Inc., Bristow Group, Inc., Complete Production Services, Inc., Ensco plc, Gulfmark Offshore, Inc., Helmrich & Payne, Inc., Hercules Offshore, Inc., Oceanering International, Inc., Parker Drilling Co., Pride International, Inc., Rowan Companies, Inc., Seadrill Ltd., and Songa Offshore SE.

In addition to the companies included in the peer group, Stone Partners reviewed the compensation programs for Noble Corp., Diamond Offshore Drilling, Inc., Nabors Industries Ltd., Transocean Ltd., Weatherford International Ltd., and Schlumberger Ltd. While these companies are larger than us, consideration was given to their compensation practices as they operate in several of the international jurisdictions that we operate in and they are direct competitors to us for highly-skilled executives.

Role of Executive Officers in Compensation Decisions

The compensation of our Chief Executive Officer and the other named executive officers was previously established pursuant to the terms of their respective employment agreements. The Compensation Committee consulted with Stone Partners in its review of the terms and conditions of these agreements (except Messrs.

Munro and Thomson, as discussed above). Our Chief Executive Officer played a role in our executive compensation decisions for other officers in 2010. Our Chief Executive Officer reviewed the performance of all officers and made his compensation recommendations to the Compensation Committee. In forming his recommendations, the Chief Executive Officer considered the performance of the individuals evaluated, their tenure with us, their initial compensation package upon joining us and any subsequent modifications, internal pay equity matters and our performance. While the Compensation Committee considered these recommendations, the final evaluation of the individual and company-wide performance was determined by the Compensation Committee.

Elements of our Compensation Program

There are four primary components to our executive compensation—salary, annual cash incentive awards, share-based awards and, with respect to executives resident in foreign countries, expatriate executive perquisites. These are described in greater detail below.

Base Salary. We attempt to set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at peer group companies. The Compensation Committee expects to review and adjust base salaries annually, subject to contractual obligations under the employment agreements with our executives. For 2010, our Compensation Committee initially determined that the base salaries being received by each of our named executive officers were appropriate and that no material adjustments should be made to their 2009 base salaries, however, in August 2010, Messrs. Bragg and Smith received cost of living adjustments of approximately 3% and 5%, respectively. Messrs. Halkett, Munro and Thomson are currently on expatriate assignment and did not receive a salary adjustment.

Annual Cash Incentive Awards. All of our executive officers participate in an annual cash incentive plan. Under this plan, each executive officer is assigned a target and a maximum bonus expressed as a percentage of his base salary. The target bonus percentage and maximum bonus percentage for each of our named executive officers for 2010 is set forth below:

Name	Title	Target Award Percentage	Maximum Award Percentage
Paul A. Bragg	Chief Executive Officer	100%	200%
Douglas G. Smith	Chief Financial Officer	75%	150%
Douglas W. Halkett	Chief Operating Officer	80%	160%
Donald Munro	Vice President—Operations	70%	140%
William L. Thomson	Vice President—Assets & Engineering	70%	140%

Target and maximum award percentages in the table above were established by our Compensation Committee in January 2010. As is typical among our peer group, target and maximum award percentages vary among the named executive officers based on the potential impact each position has on our financial performance. For 2010, target and maximum award levels were established at a level designed to approximate the median anticipated annual cash award opportunities for executives in comparable positions within our peer group.

The amount of the award actually earned by an executive is based on performance relative to pre-established departmental, strategic, safety, and financial goals and against individual goals assigned to the executive by the Compensation Committee. Under this structure, each performance category has a threshold, target, and maximum percentage assigned to the level of performance in that category, and each category is assigned a weighted percentage that corresponds to an executive’s target award percentage. As a result, executives’ awards are determined by multiplying the level of performance for each category by the percentage of each executive’s award allocated to that category (threshold, target and maximum percentages were set at 60%, 100% and 200%, respectively, for 2010). For example, if an executive obtained the threshold level of strategic performance, and his strategic performance level was set at 30%, he would receive 18% percent of his target award (60% threshold multiplied by 30% weighted allocation).

The following table indicates the percentage of each executive’s target award that could be earned allocated by category:

Name	Strategic	Financial	Safety	Departmental	Individual
Paul A. Bragg	30%	30%	10%	N/A	30%
Douglas G. Smith	30%	30%	10%	N/A	30%
Douglas W. Halkett	30%	30%	20%	N/A	20%
Donald Munro	20%	20%	20%	20%	20%
William L. Thomson	20%	20%	20%	20%	20%

For 2010, the Compensation Committee established goals focused in each category as follows:

Strategic. The strategic goals focused on increasing our liquidity position, stabilizing cash flows, growing our fleet, and the commencement of operations for the Platinum Explorer in India. In July 2010, we issued $1.0 billion of senior secured notes to refinance our bank facility and previously issued secured notes, as well as to complete the acquisition of the Platinum Explorer. We commenced operation in India prior to year-end including completing all of the legal and regulatory requirements resulting in the Platinum Explorer commencing operations in India upon arrival. The Compensation Committee determined that each of the named executive officers achieved 125% performance for the strategic goals.

Financial. The 2010 financial targets included (i) revenue, (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (iii) earnings per share (“EPS”), (iv) our capital expenditures (“CAPEX”) and (v) CAPEX for the Platinum Explorer. The weighting in the bonus calculation for these metrics was 20%, 50%, 10%, 10% and 10%, respectively. At the time the goals were established, we did not own 100% of the Platinum Explorer, and it was managed separately from the our capital expenditure program. Each of these targets was established for specific objectives and the Compensation Committee considered adjustments to the financial results for one-time and non-routine charges.

Revenue. The objectives measured by the revenue target were for growth of our business, contract coverage for our fleet and productive time in the operation of our fleet. During 2010, we added an additional construction management contract, maintained continuous contract coverage for the fleet and achieved approximately 99% productive time for the fleet operations.

EBITDA. EBITDA is a non-GAAP financial measure as defined under the rules of the SEC, and is intended as a supplemental measure of our performance. The objectives for EBITDA was used as benchmark for cash flows as there is a direct correlation between the cash flow generated from operating activities and EBITDA.

EPS. The objective measured by EPS was our overall profitability.

CAPEX. The objective measured by our CAPEX was the preservation of capital while maintaining the high-quality of our fleet. Capital expenditures included the completion of the Topaz Driller, maintenance capital expenditures and information technology projects. In addition to the target levels established for this metric, we were required to maintain fleet productive time in excess of 95%, otherwise no bonus could be allocated to this metric.

The objective measured by the CAPEX for the Platinum Explorer was the preservation of capital while remaining focused on the timely delivery of the Platinum Explorer. In addition to the target levels established for this metric, we were required to have the Platinum Explorer on contract generating revenue by February 1, 2011, otherwise no bonus could be allocated to this metric. This metric was also evaluated by the total remaining project costs for the Platinum Explorer including capital commitments which will be paid in future periods.

The following is the calculation of the assessment of the financial targets for 2010:

(in millions, except earnings per share)
	Minimum	Target	Maximum	Results	Bonus Achievement	Weighting	Contribution
EPS	$(0.06)	$(0.03)	$0.10	$(0.07)	—	10%	—
EBITDA	$51.0	$85.0	$119.0	$81.3	89%	50%	44.6%
Revenue	$158.9	$176.6	$203.1	$185.5	133%	20%	26.7%
CAPEX, Company	$31.1	$25.9	$20.7	$20.9	196%	10%	19.6%
CAPEX, Platinum Explorer	$120.0	$100.0	$80.0	$99.7	101%	10%	10.1%
	Total weighted-average Financial Metrics						101%

Safety. Safety is an essential element of our operations for both the well being of our employees and our long term business prospects. Safety was measured by Total Recordable Incident Rate, a work place safety indicator (“TRIR”). Based on our achievement of a .57 TRIR for 2010, which we believe to be an industry-leading performance, is significantly below average for the offshore drilling industry and in excess of 40% below the TRIR goal of 1.0 established by the Compensation Committee for 2010, each of the named executive officers received 200% of his target award for safety goals, the maximum award that could be earned.

Departmental. In 2010, the goals for our operations department, led by Mr. Munro, were focused on the commencement of operations for the Aquamarine Driller, Topaz Driller and Platinum Explorer and maintaining a high level of productive time across the fleet. In 2010, the goals for our engineering department, led by Mr. Thomson, were focused on the timely delivery of the Platinum Explorer and maintaining related costs controls. Given the significance of the timely delivery and commencement of operations of the Platinum Explorer and the risk of liquidated damages for late delivery, additional emphasis in the respective departmental goals was made for coordination between the operations department and engineering department. The Platinum Explorer was delivered on November 15, 2010 and commenced operation in India on December 29, 2010, two days ahead of its scheduled commencement date. For 2010, Messrs. Munro and Thomson were determined to have achieved 110% and 125% of their departmental goals, respectively.

Individual. This approach focused on establishing goals for each named executive officer that were appropriate based on the executive’s primary area of responsibility. Generally, an executive will receive his target award only for the achievement of all of his individual goals, but under certain circumstances may receive an award above target if one or more goals are obtained more quickly than targeted or if the goal is performed to a level that is above and beyond the requirement necessary to achieve the target award.

For 2010, Mr. Bragg’s individual goals included improvement in our net asset value, fleet expansion and the delivery and deployment of the Platinum Explorer. Mr. Smith’s individual goals included completing our strategic financing plan, implementing risk analysis and developing a long-term tax plan. Mr. Halkett’s individual goals included fleet expansion, delivery of the Seadragon and the Platinum Explorer, work on financing plan and visit all operating rigs, bases and clients. Mr. Munro’s individual goals included setting up operational bases in India and Mexico, delivery and deployment of the Seadragon and Platinum Explorer and maintaining the budget on our jackup operations. Mr. Thomson’s individual goals included supply chain improvements, operating our engineering and maintenance departments at peak performance, gaining additional construction management projects and developing new pricing and delivery schedules for newbuild jackup specifications.

For 2010, Messrs. Bragg, Smith, Halkett, Munro and Thomson exceeded their individual goals and received 126%, 115%, 126%, 130% and 130%, respectively.

We believe that all target goals, while intentionally presenting a significant challenge, are realistic and achievable by our executives in most instances, if they perform their duties with the degree of care and diligence that we expect of them. With respect to individual goals for the year and the total amount of the cash incentive award that could be earned by each executive, Mr. Bragg provided his recommendations to the Compensation

Committee, which were based on his knowledge of the industry, and recommendations from other members of our executive team, and the Compensation Committee determined the actual amounts and individual goals for each executive.

During 2010, our company-wide and individual performance goals then in effect were as described above. The target and actual cash awards paid to each of the named executive officers are shown in the table below. The actual cash awards are also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table which follows this Compensation Discussion and Analysis.

Name	2010 Non-Equity Incentive Awards
	Target Bonus as a % of Salary	Payout Range as a % of Target	Target Bonus Award ($)	Maximum Award ($)	Actual Cash Award ($)
Paul A. Bragg	100%	126%	515,000	1,030,000	635,897
Douglas G. Smith	75%	122%	217,500	435,000	248,244
Douglas W. Halkett	80%	126%	320,000	640,000	401,920
Donald Munro	70%	133%	192,500	385,000	256,410
William L. Thomson	70%	136%	185,500	371,000	252,651

Equity Awards. We use a combination of restricted share awards and share options and other share-based awards to retain our executives and align their interests with our shareholders. During 2010, the Compensation Committee reviewed the levels of share ownership of our executives, the total targeted compensation levels for our executives, industry compensation trends and the mix of fixed compensation versus variable compensation. Based on this review, the Compensation Committee determined targeted equity awards to our executive officers. The equity awards were all anticipated to vest in equal annual installments beginning on the first anniversary of the date of grant.

As we did not have shares available under the 2007 Plan to make these awards, we submitted a proposal to our shareholders to approve the amendment and restatement of the 2007 Plan which would provide for, among other things, additional shares to be used to meet the targeted compensation levels for our executives. However, in January 2011, our shareholders voted against this proposal. Although we intend to submit this proposal to our shareholders again in 2011, we provided our executives with the ERP in order to meet the 2010 targeted compensation levels for our executives.

Our executive officers believe that equity awards are an essential element of the compensation program for our leadership team. In order to make the 2010 equity awards to our key employees (other than our executive officers), ten of our officers, including the named executive officers, voluntarily forfeited share options exercisable for a total of 1,112,750 shares. These forfeitures were made in January 2011 following the shareholders vote against the proposal related to the 2007 Plan. The shares underlying these share options were then made available for award under the 2007 Plan. In January 2011, the Compensation Committee approved the equity awards to be awarded to our key employees and some of the shares were reserved for new hires as part of our 2011 recruiting program. None of the officers who forfeited share options were eligible for these equity awards.

Executive Retention Plan. Due to the unavailability of shares necessary to make awards to our officers in line with the recommended amounts included in their employment agreements, the Compensation Committee adopted the Executive Retention Plan. Awards under the ERP may be made to executive officers and consultants at the discretion of the Compensation Committee. Each award paid under the ERP vests over a four year period with such vesting to occur quarterly on January 1st, April 1st, July 1st and October 1st of each year, such that one-sixteenth of the total award shall vest on each quarterly vesting date. Upon vesting, each award payable under the ERP shall be paid in cash, net of applicable withholdings. If a participant has their employment or engagement with us terminated for any reason prior to a vesting date, that participant shall immediately forfeit any unvested award under the ERP; provided, however, that such awards shall not be forfeited if the termination is (a) without “cause,” (b) due to disability, death or for “good reason” or (c) within two (2) years following a “change of control” (in each case, as such term is defined in the ERP). In the event a participant’s employment or engagement is terminated under any of the circumstances set forth in (a)-(c) immediately above, then the vesting of any unvested portion of an award under the ERP shall be accelerated so that the award is fully vested on the participant’s termination date.

The total value of the awards made under the ERP for our executive officers are as follows:

Paul Bragg	$1,158,750
Douglas Smith	$467,363
Douglas Halkett	$780,000
Donald Munro	$453,750
William Thompson	$437,250

Our executive officers believe that equity awards are an essential element of the compensation program for our leadership team. In order to make the 2010 equity awards to our key employees (other than our executive officers), ten of our officers, including the named executive officers, voluntarily forfeited share options exercisable for a total of 1,112,750 shares. These forfeitures were made in January 2011 following the shareholders vote against the proposal related to the 2007 Plan. The shares underlying these share options were then made available for award under the 2007 Plan. In January 2011, the Compensation Committee approved the equity awards to be awarded to our key employees and some of the shares were reserved for new hires as part of our 2011 recruiting program. None of the officers who forfeited share options were eligible for these equity awards.

2011 Compensation Program Highlights

For the 2011 compensation program, the Compensation Committee undertook a comprehensive review of our compensation program for all of our officers with assistance from Stone Partners. As we remain committed to long-term shareholder value and the philosophy that compensation should be strongly correlated to both company-wide and individual performance, we have adopted the following:

•

Guidelines for performance-based long-term incentive awards. Beginning in 2011, future equity awards to our executive officers will be a mix of both time-based and performance based equity awards. While we may modify our guidelines from time to time in response to industry trends, we have established initial guidelines that future equity awards will not be less than 33% performance-based awards. The performance-based awards will vest at future time intervals with the level of vesting determined by performance based metrics. These performance based metrics will include benchmark total shareholder returns measured against our peer group and financial metrics including return on capital employed, EBITDA and other financial metrics as determined by the Compensation Committee at the time of award.

•

Compensation clawback provisions. Beginning in 2011, any compensation, including equity awards, to our officers which was determined based on the calculation of our performance against financial metrics will be subject to recovery by us in the event that such financial metrics are negatively impacted by a restatement of our financial statements. Prior to the adoption of this clawback provision, we were only entitled to such recoveries from our Chief Executive Officer and Chief Financial Officer.

•

Guidelines for executive share ownership. We have established initial share ownership guidelines for our named executive officers. Within three years of the adoption of these guidelines, or in the event of a new hire, within three years of initial employment, the Chief Executive Officer shall hold share ownership equal to not less than [five] times his annual base pay and all other named executive officers shall hold share ownership of not less than [three] times their annual base pay. For purposes of calculating share ownership, the named executive officers may include in the calculation the unvested portion of equity awards valued at the then current market price.

2011 Compensation Program

Base Salary. No adjustments to base salary for our executive officers have been made during 2011. We may adjust base salaries from time to time in order to respond to industry trends or market conditions.

Annual Cash Incentive Awards. The target bonus percentage and maximum bonus percentage for each of our named executive officers for 2011 is set forth in the table below:

Name	Title	Target Award Percentage	Maximum Award Percentage
Paul A. Bragg	Chief Executive Officer	100%	200%
Douglas G. Smith	Chief Financial Officer	75%	150%
Douglas W. Halkett	Chief Operating Officer	80%	160%
Donald Munro	Vice President—Operations	70%	140%
William L. Thomson	Vice President—Assets & Engineering	70%	140%

The following table indicates the percentage of each executive’s target award that could be earned allocated by category:

Name	Strategic	Financial	Safety	Departmental	Individual
Paul A. Bragg	30%	30%	10%	N/A	30%
Douglas G. Smith	30%	30%	10%	N/A	30%
Douglas W. Halkett	30%	30%	20%	N/A	20%
Donald Munro	20%	20%	20%	20%	20%
William L. Thomson	20%	20%	20%	20%	20%

Strategic. The strategic goals for 2011 are focused on (i) improving profitability by reducing fixed cost relative to the size of our fleet and improving the costs of capital, (ii) growth of the fleet whether by acquisition, newbuild or increasing management contracts, (iii) share price performance, and (iv) increasing overhead efficiency in our internal controls and information technology.

Financial. The financial targets for 2011 are as follows:

	Threshold	Target	Maximum
Operating Revenue (i)	$360.8	$401.0	$481.2
EBITDA	$170.3	$189.2	$227.1
EPS	$(0.25)	$(0.21)	$(0.19)
Productive Time	82%	86%	95%

(i)	Does not include revenue from reimbursable in the management business

Quality Health & Safety. Safety is an essential element of our operations for both the well being of our employees and our long term business prospects. For safety, we are measuring the improvement from our 2010 performance and have set a TRIR target ratio of .9 and a lost time incident rate target ratio of .45. We are going to measure quality by measuring our improvement in customer satisfaction surveys.

Departmental. The 2011 departmental goals for our operations and engineering departments are focused on achieving increased operational efficiencies across our fleet and taking the necessary steps for the Dragonquest to commence operations during 2011. For purposes of these departmental goals, our executives’ performance will largely be measured against the budgeted performance for our fleet and management projects, and the delivery and commencement of operations on the Dragonquest. Target awards will be achieved if performance is in line with our budgets and schedules, with above target awards to be earned only upon achieving substantial improvement over expected performance.

Individual. The goals for each named executive officer were established that are appropriate based on the executive’s primary area of responsibility. The executive will receive his target award only for the achievement of all of his individual goals, but under certain circumstances may receive an award above target if one or more goals are obtained more quickly than targeted or if the goal is performed to a level that is above and beyond the requirement necessary to achieve the target award.

Severance and Other Termination Payments

Under our employment agreements with our named executive officers, reasonable “change of control” and severance benefits are provided to our named executive officers and certain other employees. In the case of our named executive officers, the Compensation Committee believes these benefits reflect the competitive marketplace for executive talent and are in line with similar arrangements of companies with executives in comparable positions. Our Compensation Committee has also adopted the COC Policy in order to foster a stable and secure working environment whenever we are evaluating significant corporate transactions. The COC Policy generally provides for payments to be made and benefits to be provided to qualified individuals in the event we undergo a change of control and a qualified individual’s employment is terminated. The payments to be made and benefits to be provided upon a triggering event include, among other things, payment of a one-time severance payment, accelerated vesting of incentive awards and outplacement assistance. The amounts payable to qualified individuals under the COC Policy shall be reduced by any other payment such individual is entitled to under an employment agreement and then the individual shall receive the greater of the two amounts. In no instance will a qualified individual be eligible to receive severance payments from multiple sources. The COC Policy covers our named executive officers, as well as certain executives and key employees. In order to be eligible to receive payments or benefits under the COC Policy, the qualified individual’s employment must be terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the COC Policy) within six months prior to a change of control or during the twenty-four months after a change of control. Further, before any payments can be made or benefits received under the COC Policy, the qualified individual is required provide us with a release. Subject to certain limitations and qualifications, the following events qualify as a “change of control” under the COC Policy: (a) the acquisition by any individual, entity or group of fifty percent or more of our ordinary shares, (b) certain reverse mergers, (c) the individuals who made up our Board of Directors on November 29, 2010 failing to constitute a majority of our Board of Directors at any time thereafter, (d) our completion of a merger with another entity, (e) the sale or disposition of all or substantially all of our assets and (f) the adoption of any plan or proposal for our liquidation or dissolution. Except as noted, the COC Policy is in addition to and does not supersede or in any other way affect the terms of any employment agreement or the 2007 Plan.

Our change of control and severance benefit arrangements with the named executive officers and certain other employees recognize that our employees have built us into the successful enterprise we are today.

The purpose of these change of control arrangements is to:

•

ensure that the actions and recommendations of our senior management with respect to a possible or actual change of control are in the best interests of the company and our shareholders, and are not influenced by their own personal interests concerning their continued employment status after the change of control; and

•	reduce the distraction regarding the impact of an actual or potential change of control on the personal situation of the named executive officers and other key employees.

More detailed information about the employment agreements and the possible payouts under the COC Policy is contained in “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.”

Other Compensation Policies

Insider trading policy. Our insider trading policy prohibits our directors, officers and employees from short-term trading in our securities, purchasing or carrying our securities on margin, short sales, or buying or selling put options and call options.

Expatriate perquisites. Executives who are resident in foreign countries also receive a standard array of expatriate executive perquisites that we believe is competitive with those of peer companies engaged in significant international operations. These include paid housing and utilities, use of an automobile, payment or reimbursement of in-country taxes, business class travel for extended flights, annual business class round trip flights for annual leave and school tuition expenses for their children.

Other Compensation

We have established and maintain various employee benefit plans, including medical, dental, life insurance and a 401(k) plan. These plans are available to all salaried employees and do not discriminate in favor of executive officers. For our Chief Executive Officer and Chief Financial Officer, we also provided a car allowance as noted below in the “Summary Compensation Table.”

Conclusion

We believe our overall compensation mix and levels are appropriate and provide a direct link to enhancing shareholder value, achieving our mission and business strategy, and advancing the other core principles of our compensation philosophy and objectives, including attracting, motivating and retaining the key talent needed to ensure our long-term success. We will continue to monitor current trends and issues in our competitive landscape and will modify our programs where appropriate.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers during 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1)(8) ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total Compensation ($)
Paul A. Bragg (3)	2010	506,250	—	—	—	1,794,647	19,500	(4)	2,320,397
Chairman and Chief Executive Officer	2009	500,000	—	749,145	—	545,500	18,000	(4)	1,812,645
	2008	257,673	279,452	3,487,680	1,051,373	—	9,000	(4)	5,085,178

Douglas G. Smith	2010	280,668	—	—	—	715,607	17,437	(4)	1,013,712
Chief Financial Officer	2009	275,000	—	348,195	—	210,018	18,762	(4)	851,975
	2008	275,000	192,500	1,118,880	375,435	—	8,745	(4)	1,970,560

Douglas W. Halkett (5)	2010	400,000	—	—	—	1,181,920	525,551	(6)	2,107,471
Chief Operating Officer	2009	400,000	—	622,395	—	385,920	436,089	(6)	1,844,404
	2008	384,946	308,603	1,843,800	625,725	—	349,322	(6)	3,512,396

Donald Munro (5)	2010	275,000	—	—	—	710,160	342,997	(6)	1,328,157
Vice President— Operations	2009	275,000	—	337,800	—	242,591	288,490	(6)	1,143,881
	2008	203,333	110,753	821,520	275,010	—	183,369	(6)	1,593,985

William L. Thomson (7)	2010	265,000	—	—	—	693,901	361,297	(6)	1,316,198
Vice President—Operations	2009	265,000	—	328,050	—	235,934	286,789	(6)	1,115,773
	2008	216,175	108,541	741,720	250,290	—	170,166	(6)	1,486,892

(1)	The amounts shown represent the grant date fair value of restricted stock and option awards calculated in accordance with FASB ASC Topic 718. For detailed information on the assumptions used for purposes of valuing stock and option awards, please see “Note 2. Basis of Presentation and Significant Accounting Policies—Share-Based Compensation” in our consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K/A filed with the SEC on May 2, 2011.
(2)	For 2009, reflects amount paid in March of 2010 to each executive pursuant to our 2009 annual cash incentive award program. For 2010, reflects amount paid in 2011 to each executive pursuant to our 2010 annual cash incentive award program ($635,897 for Mr. Bragg, $248,244 for Mr. Smith, $401,920 for Mr. Halkett, $256,410 for Mr. Munro and $252,651 for Mr. Thomson), as well as the total value of the executive retention awards which were granted to the named executive officers in 2011 as part of their 2010 compensation as described below under “-Employment Agreements” ($1,158,750 for Mr. Bragg, $467,363 for Mr. Smith, $780,000 for Mr. Halkett, $453,750 for Mr. Munro and $437,250 for Mr. Thomson).
(3)	Mr. Bragg, a founding executive officer, did not receive any cash or non-cash compensation for services rendered to our predecessor prior to June 12, 2008.
(4)	Reflects amount paid for the named executive’s car allowance and matching contributions under our 401(k) plan.
(5)	Messrs. Halkett and Munro’s employment with us commenced in 2008.

(6)	For our executive officers working overseas, we provide the cost of housing, vehicle leases, schooling for the employees’ children and the cost of airfare for periodic visits to that executive’s home country. The following table reflects the amounts included as compensation for each of Messrs. Halkett, Munro, and Thomson in these categories:

	Year	Housing	Vehicle	Schooling	Home Airfare	Taxes Paid	Total

Douglas W. Halkett	2010	150,420	20,684	13,154	32,386	308,906	525,551
	2009	187,234	23,222	12,398	38,500	174,735	436,089
	2008	139,285	20,488	34,248	37,129	118,172	349,322

Donald Munro	2010	126,609	18,844	—	17,667	179,878	342,997
	2009	127,660	19,076	14,919	22,200	104,635	288,490
	2008	86,507	11,324	25,000	14,901	45,637	183,369

William L. Thomson	2010	130,353	19,346	11,805	20,610	179,183	361,297
	2009	137,872	19,630	13,406	24,500	91,381	286,789
	2008	85,001	12,411	7,179	20,070	45,505	170,166

(7)	Mr. Thomson’s employment commenced with us in 2008, but he did not become a named executive officer until 2009.
(8)	In 2011, our corporate officers voluntarily forfeited all options previously granted to them so that sufficient shares would be available under the 2007 Plan to make grants to other employees.

Grants of Plan-Based Awards

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock (3)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)		Maximum ($)
Paul A. Bragg		30,900	515,000	(1)	1,030,000	—	—	—	—
			1,158,750	(2)

Douglas G. Smith		13,050	217,500	(1)	435,000	—	—	—	—
			467,363	(2)

Douglas W. Halkett		38,400	320,000	(1)	640,000	—	—	—	—
			780,000	(2)

Donald Munro		23,100	192,500	(1)	385,000	—	—	—	—
			453,750	(2)

William L. Thomson		22,260	185,500	(1)	371,000	—	—	—	—
			437,250	(2)

(1)	Messrs. Bragg, Smith, Halkett, Munro and Thomson received cash incentive awards of $635,897, $248,244, $401,920, $256,410 and $252,651, respectively, for 2010.
(2)	Messrs. Bragg, Smith, Halkett, Munro and Thomson received awards pursuant to the ERP of $1,158,750, $467,363, $780,000, $453,750 and $437,250, respectively, for 2010. Each award paid under the ERP vests over a four year period with such vesting to occur quarterly on January 1st, April 1st, July 1st and October 1st of each year, such that one-sixteenth of the total award shall vest on each quarterly vesting date. Upon vesting, each award payable under the ERP shall be paid in cash, net of applicable withholdings. For more, see the discussion of the ERP under “-Employment Agreements” below.
(3)	There were no restricted share or option awards to any named executive officers during the year ended December 31, 2010.

Employment Agreements

We entered into employment agreements with each of our named executive officers, effective June 18, 2008 in the case of Messrs. Bragg, Smith and Halkett, effective May 1, 2008 in the case of Mr. Munro, and effective October 27, 2009 in the case of Mr. Thomson. Each employment agreement provides for an initial term of two years, with an automatic annual renewal for one year from the anniversary date of each agreement unless either party gives notice of non-renewal at least ninety-days before the renewal date. Under the terms of the agreements, Messrs. Bragg, Smith, Halkett, Munro and Thomson are entitled to annual base salaries of $515,000, $290,000, $400,000, $275,000, and $265,000, respectively, with the potential target annual cash incentive award of 100%, 75%, 80%, 70%, and 70% of their salaries.

Subject to adjustments based on market conditions and industry compensation trends, each of the employment agreements includes a recommendation for the approximate annual amount to be awarded to each executive in the form of restricted stock and/or stock options as follows: $2,100,000 to Mr. Bragg, $750,000 to Mr. Smith, $1,250,000 to Mr. Halkett, a range of $400,000 to $550,000 to Mr. Munro and $662,500 to Mr. Thomson. As we did not have shares available under the 2007 Plan to make these awards, we submitted a proposal to our shareholders to approve the amendment and restatement of the 2007 Plan which would provide for, among other things, additional shares to be used to meet the targeted compensation levels for our executives. However, in January 2011, our shareholders voted against this proposal. Although we intend to submit this proposal to our shareholders again in 2011, we provided our executives with the ERP in order to meet the 2010 targeted compensation levels for our executives. Under the ERP, each of the named executive officers received an award that will vest quarterly over a four year period. Upon vesting, each award will be paid in cash, net of applicable withholdings. A participant will receive his award if the participant is still employed by us on the relevant vesting date, however, in the event of termination (a) without “cause,” due to disability, death, or for “good reason,” or (c) within two years following a “change in control” (in each case, as such terms are defined in the ERP), any unvested portion the award will be accelerated such that the award shall be fully vested on the participant’s termination date. For more information on the ERP, please see “Compensation Discussion and Analysis—Elements of Our Compensation Program—Executive Retention Plan.”

Under the terms of the employment agreements, each of our named executive officers is prohibited from competing with us or soliciting any of our customers or employees for a period of one year following the termination of his employment.

Potential Payments Upon Termination or Change of Control

Assuming the employment of any of our named executive officers was to be terminated without cause, for good reason, or constructively terminated without cause or in the event of a change of control, each as of December 31, 2010, the named executive officer would be entitled to payments in the amounts set forth opposite to their name as follows:

		Paul A. Bragg	Douglas G. Smith	Douglas W. Halkett	Donald Munro	William L. Thomson
Payments on termination without cause or for good reason	Salary (1)	1,545,000	580,000	800,000	275,000	265,000
	Non-Equity Incentive Compensation (1)	1,545,000	435,000	640,000	192,500	185,500
	Accelerated Vesting of Equity Awards (2)	1,145,377	486,134	847,779	434,217	416,962
	Accelerated Vesting of ERP Awards(3)	1,158,750	467,363	780,000	453,750	437,250
	Total ($)	5,394,127	1,968,497	3,067,779	1,355,467	1,304,712
Payments on termination following a change of control	Salary (4)	1,545,000	870,000	1,200,000	550,000	530,000
	Non-Equity Incentive Compensation (4)	1,545,000	652,500	960,000	385,000	371,000
	Accelerated Vesting of Equity Awards (2)	1,145,377	486,134	847,779	434,217	416,962
	Accelerated Vesting of ERP Awards (3)	1,158,750	467,363	780,000	453,750	437,250
	Total ($)	5,394,127	2,475,997	3,787,779	1,822,967	1,755,212

(1)	Reflects payments of three years of salary and target non-equity incentive compensation in the case of Mr. Bragg, two years of salary and target non-equity incentive compensation in the case of Messrs. Smith and Halkett, and one year of salary and target non-equity incentive compensation in the case of Messrs. Munro and Thomson.
(2)	Under the terms of their employment agreements, each of our named executive officers is entitled to receive immediate vesting of all equity awards upon termination without cause, termination by the executive with good reason, or upon a change of control.
(3)	Pursuant to the terms of the ERP, each of our executive officers is entitled to receive full vesting of the retention award received upon termination without cause, termination by the executive with good reason, or in connection with a change of control.
(4)	Reflects payments equal to three years of annual salary and target non-equity incentive compensation for each of Messrs. Bragg, Smith, and Halkett, and two years of annual salary and target non-equity incentive compensation for Messrs. Munro and Thomson payable pursuant to the terms of the COC Policy if terminated following a change of control.

Employment Agreements

Cash payments are payable quarterly, except in the case of a termination without cause, in which case the payments are in a lump sum within ten days of the termination event. We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive without good reason. In the event of an executive’s death, we will pay the executive’s estate an amount equal to his annual base salary. In the event of an executive’s disability, his employment will continue for one year from the date of disability. In addition, assuming the employment of any of our named executive officers was to be terminated without cause (as defined in the employment agreements), for good reason (as defined in the employment agreements), or constructively terminated without cause (as defined in the employment agreements) or in the event of a change of control (as defined in the employment agreements), they would be entitled to accelerated vesting of all options and share awards. Please see “—Grants of Plan-Based Awards” table provided above for information regarding the value of option and share awards.

During the executive’s employment and for a period of one year following a termination for any reason (including a termination without cause, for good reason, constructive termination without cause or a termination in connection with a change of control), the executive cannot, anywhere in the specified geographic region, directly or indirectly:

(i) perform services for, have any ownership interest in, or participate in any business that engages or participates in a competing business purpose;

(ii) induce or attempt to induce any customer or client or prospective customer or client with whom the executive dealt with or solicited while employed by us during the last twelve months of his employment; or

(iii) solicit, attempt to hire, or have any person employed by us work for the executive or for another entity, firm, corporation or individual.

COC Policy

Our COC Policy covers our named executive officers, as well as certain executives and key employees, and generally provides for payments to be made and benefits to be provided to qualified individuals in the event that we undergo a change of control and the qualified individual’s employment is terminated. Pursuant to the terms of the COC Policy, qualified individuals would be entitled to a one-time severance payment, accelerated vesting of incentive awards and outplacement services in the event that The payments to be made and benefits to provided upon a triggering event include, among other things, a one-time severance payment, accelerated vesting of incentive awards and outplacement assistance. In order to be eligible to receive payments or benefits under the COC Policy, the qualified individual’s employment must be terminated by us without “cause” or by the individual for “good reason” (as such terms are defined in the COC Policy) within six months prior to a change of control or during the twenty-four months after a change of control. The amounts payable to qualified individuals under the COC Policy shall be reduced by any other payment such individual is entitled to under an employment agreement, and then the individual shall receive the greater of the two amounts. For more information on the COC Policy, please see “Compensation Discussion and Analysis—Elements of Our Compensation Program—Severance and Other Termination Payments” above.

Outstanding Equity Awards at Year End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2010.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Unexercisable Options (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Units That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Paul A. Bragg	170,124	170,125	8.40	6/12/2018	—	—
	—	—	—	—	564,225	1,145,377
Douglas G. Smith	60,750	60,750	8.40	6/12/2018	—	—
	—	—	—	—	239,475	486,134
Douglas W. Halkett	101,250	101,250	8.40	6/12/2018	—	—
	—	—	—	—	417,625	847,779
Donald Munro	44,500	44,500	8.40	6/12/2018	—	—
	—	—	—	—	213,900	434,217
William L. Thomson	40,500	40,500	8.40	6/12/2018	—	—
	—	—	—	—	205,400	416,962

(1)	Options vest ratably over a 4-year period for each of the named executive officers beginning with the first anniversary date or June 12, 2009. In January 2011, the named executive officers surrendered for cancellation all of the previously granted options. There were no option or restricted share awards to any named executive during the year ended December 31, 2010.
(2)	Restricted stock granted to our named executive officers vests 25% annually commencing on the first anniversary of the date of grant. For Messrs. Bragg, Smith, Halkett, Munro, and Thomson, there are 311,400, 99,900, 164,625, 73,350, and 66,225 shares of restricted stock for which the first vesting date occurred on June 12, 2009, 185,500, 105,500, 185,500, 95,000 and 95,000 shares of restricted stock for which the first vesting date occurred on March 31, 2010, and 290,000, 125,000, 225,000, 125,000, and 120,000 shares of restricted stock for which the first vesting date occurred on November 15, 2010.
(3)	The market value of the share awards is equal to the number of unvested shares times $2.03, the closing price of our shares as quoted on the NYSE Amex on December 31, 2010.

2010 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul A. Bragg	—	—	222,675	349,348
Douglas G. Smith	—	—	90,925	142,756
Douglas W. Halkett	—	—	157,500	247,684
Donald Munro	—	—	79,450	125,507
William L. Thomson	—	—	75,825	119,783

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Director and Consultant Compensation Paid to John C. G. O’Leary

In May 2009, we entered into a consulting agreement with Strand Energy, which is owned by John C.G. O’Leary. Mr. O’Leary is a member of the Board of Directors. Pursuant to the terms of this agreement, Strand Energy provides us with consulting services to the offshore oil and gas markets, and we currently pay Strand Energy a monthly consulting fee of EUR30,000, or an average of $41,162 per month based on the exchange rate for between the Euro and the U.S. dollar for the year ended December 31, 2010. Additionally, under the terms of the consulting agreement, Mr. O’Leary received a signing payment of EUR180,000 ($255,510) in 2009 and Mr. O’Leary is entitled to participate in our benefit and executive compensation programs. Unless terminated earlier, this agreement will terminate on May 5, 2012. Under the terms of the consulting agreement, Mr. O’Leary remains free to perform certain consulting work for other companies and is eligible to receive fees on transactions with us where he has performed consulting services for the other party(ies) to the transaction.

In addition to the payments we made to Strand Energy during 2009 and 2010, and in accordance with the terms of the consulting agreement, our Chief Executive Officer established an annual cash incentive award for Mr. O’Leary with a target of 80% of the consulting fee paid to Strand Energy. An award was made to Strand Energy under the ERP for services provided in 2010.

Mr. O’Leary did not receive any compensation for his service as a director during 2010. However, notwithstanding his status as a non-employee consultant, he could be eligible to receive compensation in the future for his services as a director pursuant to any director compensation plan.

The following table indicates the compensation received by Strand Energy and Mr. O’Leary from us during 2010 and 2009 pursuant to the terms of the consulting agreement, including all compensation paid under the terms of the 2007 Plan, the annual cash incentive award plan and the ERP.

Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($)	Total Compensation ($)
2010	493,947	—	—	1,168,000	—	1,661,947
2009	523,692	622,395	—	300,545	—	1,446,632

(1)	For 2009, reflects amount paid pursuant to our 2009 annual cash incentive award program. For 2010, reflects amount paid in 2011 pursuant to our 2010 annual cash incentive award program ($401,920), as well as the total value of the retention award which was granted in 2011 pursuant to the ERP ($766,080).

Mr. O’Leary generates many business opportunity leads and advises us on acquisition opportunities and structures. In addition, Strand Energy, which is owned by Mr. O’Leary, provides us with guidance on construction and engineering opportunities at shipyards around the world and assists us by identifying rig contracting opportunities in drilling markets and collaborative alliances with strategic partners. Mr. O’Leary is well-known and respected in the industry, and serves on the board of directors of several public and private enterprises.

We believe that the monthly consulting fee paid to, and the terms of the consulting agreement with, Strand Energy are no less favorable than could have been obtained from a non-affiliated third party. We agreed to make a signing payment to Strand Energy in order to induce Mr. O’Leary to forego other business opportunities, including the termination of consulting services being provided to another offshore drilling company to instead focus his efforts on our behalf. We determined that the payment fairly compensated Mr. O’Leary for the lost earnings opportunities related to the terminated agreement.

We chose to have Mr. O’Leary participate in our benefit and executive compensation programs in order to attract and retain his services as our consultant. This participation was in lieu of the success fees typically paid to consultants. In effect, Mr. O’Leary fills the roles of an executive responsible for our business development and strategic planning roles. Without retaining Mr. O’Leary, we would have needed to recruit a senior executive for business development and possibly another for strategic planning roles. We believe it would have been difficult to find persons as capable as Mr. O’Leary for these roles.

Our Chief Executive Officer, with input from the Board of Directors and on our behalf, determined to provide Mr. O’Leary (i) an annual cash incentive award with a target of 80% of the consulting fee paid and (ii) the salary, stock awards and non-equity incentive plan compensation in the amounts so awarded, in order to align his compensation with the responsibilities and duties expected of him in the performance of the consulting services provided by Strand Energy. We consider Strand Energy’s consulting services in connection with our business and strategic development to be commensurate with the skill, specialized knowledge and professional contacts possessed by our Chief Executive Officer and Chief Operating Officer. On this basis, and in line with the compensation arrangements for these other executive officers, we established Strand Energy’s annual cash incentive award, salary, stock awards and non-equity incentive plan compensation.

2010 Director Compensation

We adopted a new director compensation program in September 2010. Under the terms of this director compensation program, directors receive an annual grant of restricted stock valued at $95,000. Additionally, the director compensation plan includes additional compensation of $15,000 and $12,000 annually for the chairmen of the Audit and Compensation Committees, respectively. The compensation payable to these committee chairmen will be paid in either cash or shares of restricted stock, at each chairman’s election. All equity awards provided under the proposed director compensation plan will vest one year after the date of grant. Due to limitations on our ability to issue shares under the 2007 Plan, all director compensation for board service in 2010 was paid in cash. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

The following table indicates the compensation paid to each director during 2010.

Name	Fees Earned or Paid in Cash($)		Stock Awards($)	Options Awards($)	Non-Equity Incentive Plan Compensation($)		All Other Compensation($)	Total($)
Jorge E. Estrada	190,000	(4)	—	—	—		—	190,000
Koichiro Esaka (1)	142,500	(5)	—	—	—		—	142,500
Robert Grantham	190,000	(4)	—	—	—		—	190,000
Marcelo D. Guiscardo	210,000	(4)	—	—	—		—	210,000
Ong Tian Khiam	142,500	(5)	—	—	—		—	142,500
John C.G. O’Leary (3)	—		—	—	1,168,000	(6)	493,947	1,661,947
Hsin-Chi Su (2)	190,000	(4)	—	—	—		—	190,000
Steinar Thomassen	220,000	(4)	—	—	—		—	220,000

(1)	Mr. Esaka resigned from the Board of Directors effective February 17, 2011 and was replaced by Mr. Duke R. Ligon.
(2)	Mr. Su resigned from the Board of Directors effective April 14, 2011 and was replaced by Mr. Steven Bradshaw.
(3)	Pursuant to his role as a consultant and certain unique aspects of his compensation, we have included a special section for purposes of indicating the total compensation paid to Mr. O’Leary. For detailed information on Mr. O’Leary’s compensation, please see “—Director and Consultant Compensation Paid to John C.G. O’Leary.”
(4)	Represents director’s fees for 2009 and 2010 that were paid in 2010.
(5)	Represents director’s fees for one-half of 2009 and 2010 that were paid in 2010.
(6)	Reflects amount paid in 2011 pursuant to our 2010 annual cash incentive award program ($401,920), as well as the total value of the retention award which was granted in 2011 pursuant to the ERP ($766,080)

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this report, in whole or in part, the following Report of the Compensation Committee shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K/A.

By the Compensation Committee of the Board of Directors,

Marcelo D. Guiscardo, Chair

Duke R. Ligon

Robert Grantham

Steven Bradshaw

Compensation Committee Interlocks and Insider Participation

Messrs. Guiscardo, Su and Esaka served on the Compensation Committee in 2010, however, Mr. Su resigned in January 2011 and was replaced by Mr. Grantham and Mr. Esaka resigned in February 2011 and was replaced by Mr. Ligon. Mr. Bradshaw was added to the Compensation Committee upon his appoint to the Board of Directors in April 2011. None of the current members of our Compensation Committee serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as one of our directors or a member of our Compensation Committee.

OTHER INFORMATION

Security Ownership of Directors, Executive Officers and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our outstanding ordinary shares on June 27, 2011, except as noted below, by (1) each person who is known by us to beneficially own more than 5% of our outstanding voting power, (2) each director, nominee for director and named executive officer, and (3) all of our directors and executive officers as a group. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his shares beneficially owned. For purposes of the tables below, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire on or within 60 days after June 27, 2011.

Name and Address of Beneficial Owner (1)	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned (2)
Greater than five percent holders:
F3 Capital (3)	101,962,771	34.8%
FMR LLC (4)	32,831,720	11.4%
Wellington Management Company, LLP (5)	21,894,094	7.6%

Directors and named executive officers:
Paul A. Bragg (6)	3,549,444	1.2%
Jorge E. Estrada (7)	1,435,204	*
Robert Grantham (8)	0	*
Marcelo D. Guiscardo (9)	1,863,409	*
John C.G. O’Leary (10)	2,266,909	*
Steinar Thomassen (11)	40,000	*
Douglas Halkett (12)	623,914	*
Douglas G. Smith (13)	319,871	*
Donald Munro (14)	300,671	*
William L. Thomson (15)	305,620	*
Ong Tian Khiam (16)	0	*
Duke R. Ligon (17)	0	*
Steven Bradshaw (18)	7,500	*

All directors and executive officers as a group (16 persons)	10,712,542	3.7%

*	Less than 1% of our ordinary shares outstanding.
(1)	Unless otherwise indicated, the address of all beneficial owners of our ordinary shares set forth above is 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056.
(2)	Based on 290,661,634 ordinary shares outstanding as of June 27, 2011. Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by our officers, directors and principal shareholders and reporting forms, if any, filed with the SEC on behalf of such persons.
(3)

Mr. Hsin-Chi Su owns 100% of F3 Capital. The address of F3 Capital is 8th No 126 Jianguo North Road, Taipei 104, Taiwan. Includes 1,983,471 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable. This does not reflect ordinary shares that could have been issued upon conversion of the F3 Capital Note. See “Certain Relationships and Related Party Transactions” for more on the F3 Capital Note.

(4)	Based on information included in a Schedule 13G filed on February 14, 2011. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 31,524,583 of these shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”). The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of these shares owned by the Funds. Members of the family of Edward C. Johnson III, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of the other 1,307,137 shares as a result of its serving as investment manager of institutional accounts owning such shares. The address of PGATC is 900 Salem Street, Smithfield, Rhode Island, 02917. Edward C. Johnson III and FMR LLC, through their control of PGATC, each has sole dispositive power over those shares and sole power to vote or to direct the voting of those shares owned by the institutional accounts managed by PGATC as reported above.
(5)	Based on information included in a Schedule 13G filed on February 14, 2011. These shares are owned of record by clients of Wellington Management Company, LLC, in its capacity as investment, may be deemed to beneficially own the shares.
(6)	Paul A. Bragg is our Chairman and Chief Executive Officer. Includes 414,050 unvested shares of restricted stock granted to Mr. Bragg pursuant to the 2007 Plan, and 750,000 ordinary shares that Mr. Bragg transferred for estate planning purposes to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.
(7)	Jorge E. Estrada is one of our directors.
(8)	Robert Grantham is one of our directors.
(9)	Marcelo D. Guiscardo is one of our directors.
(10)	John C.G. O’Leary is one of our directors. Includes 500,500 unvested shares of restricted stock granted to Mr. O’Leary pursuant to the 2007 Plan.
(11)	Steinar Thomassen is one of our directors.
(12)	Douglas Halkett is our Chief Operating Officer. Includes 12,900 ordinary shares owned by Mr. Halkett’s spouse and 316,375 unvested shares of restricted stock granted to Mr. Halkett pursuant to the 2007 Plan.
(13)	Douglas G. Smith is our Chief Financial Officer. Includes 179,800 unvested shares of restricted stock granted to Mr. Smith pursuant to the 2007 Plan.
(14)	Donald Munro is our Vice President—Operations. Includes 165,700 unvested shares of restricted stock granted to Mr. Munro pursuant to the 2007 Plan.
(15)	William Thomson is our Vice President—Assets & Engineering. Includes 159,575 unvested shares of restricted stock granted to Mr. Thomson pursuant to the 2007 Plan.
(16)	Mr. Ong Tian Khiam is one of our directors.
(17)	Mr. Duke R. Ligon is one of our directors.
(18)	Mr. Steven Bradshaw is one of our directors.

Executive Officers

Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors. Our executive officers are listed in the following table, and certain information concerning these officers, except for Mr. Bragg, who is also a member of the Board of Directors, follows the table:

Name	Age	Position
Douglas G. Smith	43	Chief Financial Officer and Treasurer
Christopher G. DeClaire	52	Vice President and Secretary
Douglas W. Halkett	50	Chief Operating Officer
Edward G. Brantley	56	Chief Accounting Officer and Controller
Michael R.C. Derbyshire	57	Vice President—Marketing
Donald Munro	56	Vice President—Operations
William L. Thomson	41	Vice President—Assets & Engineering

Douglas G. Smith, 43, has served as our Chief Financial Officer and Treasurer since November 2, 2007. Prior to joining us, Mr. Smith served with Pride as Vice President—Financial Projects from January 2007 to June 2007, as Vice President, Controller and Chief Accounting Officer from May 2004 to December 2006, and Director of Budget and Strategic Planning from March 2003 to May 2004. From 2001 to 2003, Mr. Smith worked as an independent business consultant providing advisory services to a private equity group and start-up companies. From 2000 to 2001, Mr. Smith served as Vice President of Finance and Accounting for COMSYS Information Technology Services, Inc. Mr. Smith is a certified public accountant and has a Bachelors of Business Administration and a Masters of Professional Accounting degree from the University of Texas.

Christopher G. DeClaire, 52, has served as our Vice President and Secretary since our inception. He also served as one of our directors until December 2009 and previously served as a director of Vantage Energy since its inception and served as Vantage Energy’s Chief Financial Officer and Treasurer until November 2, 2007. Mr. DeClaire has over 28 years of business experience. Prior to his involvement with Vantage Energy, Mr. DeClaire had successfully founded and sold 5 previous companies in various industries. Mr. DeClaire is the President of DeClaire Interests, Inc., a private investment and consulting firm that he formed in 2002. From 1999 through December 2002, Mr. DeClaire was a principal and managing director of Odyssey Capital, LLC, an investment banking and private equity firm. From 1994 through 1998, Mr. DeClaire founded and served as the Chairman and Chief Executive Officer of Skillmaster, Inc., a temporary staffing company which had over 5,000 full time employees working the areas of IT and engineering at the time it was sold. Mr. DeClaire graduated from Michigan State University in 1982 with a bachelor’s degree in pre-law with a minor in accounting.

Douglas W. Halkett, 50, has served as our Chief Operating Officer since January 15, 2008. Prior to joining us, Mr. Halkett served with Transocean Inc. as Division Manager in Northern Europe (UK & Norway) from January 2004 to November 2007, as an Operations Manager in the Gulf of Mexico from February 2001 to December 2003, and as Operations Manager and Regional Operations Manager in the UK from July 1996 to January 2001. Prior to joining Transocean, Mr. Halkett worked for Forasol-Foramer in various operational and business roles from January 1988 to June 1996, and was assigned in Paris and various locations in the Far East. Mr. Halkett started his career with Shell International in Holland and Brunei in 1982 and joined Mobil North Sea Ltd in 1985. Mr. Halkett earned a First Class Honours Degree in Mechanical Engineering from Heriot Watt University (Edinburgh) in 1981 and attended the Programme for Management Development at Harvard Business School in 2003.

Edward G. Brantley, 56, has served as our Chief Accounting Officer and Controller since April 2008. Prior to joining us, Mr. Brantley served with Transmeridian Exploration Incorporated, an international exploration and production company, as Vice President and Chief Accounting Officer from 2005 to 2008. Prior to joining Transmeridian, Mr. Brantley was employed by Pride from 2000 to 2005 where he served in several capacities including Treasurer and Vice President and Chief Accounting Officer. Prior to joining Pride, Mr. Brantley was employed by Baker Hughes, Inc., an international oilfield services provider, for 11 years in various positions including Vice President—Finance of Baker Sand Control and Controller of Baker Hughes Inteq. Mr. Brantley is a certified public accountant and graduated from the University of Mississippi with a B.B.A. in Accounting.

Michael R.C. Derbyshire, 57, has served as our Vice President—Marketing and that of Vantage Energy, our predecessor, since January 15, 2008. Prior to joining us, Mr. Derbyshire served Pride from July 2006 to January 2008 as Regional Marketing & Business Development Manager for Asia Pacific, and was based in Singapore, and from July 1996 to July 2006 as Regional Marketing and Business Development Manager for the Middle East, and was based in Dubai. From 1982 to 1996 Mr. Derbyshire held various management positions with Forasol Foramer. Mr. Derbyshire began his professional career in the construction industry as a surveyor and served companies such as John Mowlem and Bernard Sunleys, before converting to the oil and gas industry in 1982.

Donald Munro, 56, has served as our Vice President—Operations since March 1, 2009, and previously served as our Operations Manager beginning on May 1, 2008. Prior to joining us, Mr. Munro served in a variety of positions across the globe during his more than 26 years of experience with Transocean Inc., most recently as General Manager—India from April 2006 until February 2008, Operations Manager—Indonesia from February 2005 until March 2006, and as Operations Manager—North Sea from July 2001 until January 2005.

William L. Thomson, 41, has served as our Vice President of Assets and Engineering since March 8, 2008. Prior to joining us, Mr. Thomson worked for Transocean, and predecessor companies, beginning in 1994, where, in addition to other roles, Mr. Thomson served as Operations Manager—Assets in the United Kingdom sector of the North Sea managing ten semi-submersibles and as Technical Support Manager—Africa. Additionally, Mr. Thomson worked extensively as a Project Manager responsible for various refurbishments, upgrades and new build jackup projects in shipyards in Africa, Europe, and the Middle East. Mr. Thomson earned an Honours degree in Naval Architecture and Offshore Engineering from the University of Strathclyde (UK) in 1992 and a PgD in Oil and Gas Law from the Robert Gordon University in 2006.

Certain Relationships and Related Party Transactions

In the ordinary course of our business and in connection with its financing activities, we have entered into a number of transactions with our directors, officers and 5% or greater shareholders. All of the transactions set forth below were approved by the unanimous vote of the Board of Directors, except for our consulting agreement with John C.G. O’Leary. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than could have been obtained from unaffiliated third parties. The Audit Committee is responsible for approving related party transactions. The Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflict of interest situations. Such transactions must be approved by the Audit Committee prior to consummation.

Platinum Explorer Transaction

Background

In September 2007, Mandarin, an affiliate of F3 Capital, entered into a shipbuilding contract with DSME for the construction of the Platinum Explorer. In March 2008, Vantage Energy, our predecessor, entered into a purchase agreement to acquire the Platinum Explorer from Mandarin. In November 2008, we agreed to restructure the purchase transaction through the purchase of a 45% ownership interest in Mandarin from F3 Capital, with ownership of the Platinum Explorer to be retained by Mandarin upon completion of the construction of the drillship. We agreed to purchase this ownership interest for total consideration of approximately $190.0 million in cash and issuance of warrants to purchase up to approximately 1,980,000 ordinary shares.

Purchase of F3 Capital’s Interest in Mandarin and Issuance of F3 Capital Note

Share Sale and Purchase Agreement

On July 30, 2010, we completed the Acquisition pursuant to the SSPA for total consideration of $139.7 million, consisting of (i) approximately $79.7 million in cash, including $64.2 million paid directly to DSME for installment payments on the Platinum Explorer, and (ii) the F3 Capital Note. Under the SSPA, we are required to indemnify F3 Capital for any losses suffered under the guarantee to DSME. The SSPA, the F3 Capital Note and the other agreements described below (the registration rights agreement, the call option agreement and the Dragonquest financing agreement) were each approved by a Special Committee of the Board of Directors composed of Messrs. Jorge Estrada, Marcelo Guiscardo and Steinar Thomassen, each an independent director, and by the Audit Committee of our Board of Directors. In addition, the Special Committee received a fairness opinion from Parks Paton Hoepfl & Brown, LLC, regarding the fairness of the transactions to our disinterested shareholders.

F3 Capital Note

The F3 Capital Note accrues interest at 5% per annum and will mature 90 months from the issue date. The F3 Capital Note has a contingent convertible feature which is subject to shareholder vote. Accordingly, we originally valued the note without the conversion feature and determined, based on our then weighted average cost of capital, a discounted present value of $27.8 million. The discount is reported as a direct deduction from the face amount of the note and is being recognized over the life of the note using the effective interest rate method.

The F3 Capital Note provided that it could have been converted into our ordinary shares, if approved by our shareholders, at a conversion price of $1.10 per share, subject to customary anti-dilution covenants. At our shareholder’s meeting in January 2011, shareholders did not approve the conversion of the F3 Capital Note. If our shareholders had approved the conversion, the F3 Capital Note would have been convertible into at least 54,545,454 ordinary shares, and F3 Capital would beneficially own approximately 45.1% of our ordinary shares. There is also a preemptive right covenant that provides F3 Capital, under certain circumstances, with the right to purchase a pro-rata portion of any equity or convertible debt that we offer so long as the F3 Capital Note is outstanding. If the F3 Capital Note becomes convertible, any principal amount that F3 Capital elects to convert will be reduced by any amounts owed by F3 Capital to Vantage International Management Company or Vantage Deepwater Company. If we do not repay the F3 Capital Note on its scheduled maturity date or upon the occurrence of certain customary default provisions, the interest rate on any amounts outstanding under the F3 Capital Note will rise to 10% per annum.

Registration Rights Agreement

We also entered into a registration rights agreement with F3 Capital in connection with the SSPA. Under the terms of the registration rights agreement, we agreed to register the ordinary shares issuable upon the conversion of the F3 Capital Note, if it becomes convertible, as well as certain other shares previously issued to F3 Capital and approved by shareholders in December 2009. Under the terms of the registration rights agreement, F3 Capital has piggyback registration rights should we propose to file a registration statement under the Securities Act (other than on Forms S-4 or S-8). In addition, F3 Capital has the right to demand that we register all of the ordinary shares covered by the registration rights agreement. We filed a registration statement with the SEC in December 2010 to satisfy our obligations under the registration rights agreement.

Call Option Agreement

In connection with the transactions contemplated by the SSPA, we entered into a call option agreement with Valencia Drilling Corporation, an affiliate of F3 Capital (“Valencia”). Pursuant to the terms of the call option agreement, we granted Valencia the option to purchase Vantage Deepwater Company, one of our wholly-owned subsidiaries (“Vantage Deepwater”), from us for total consideration of $1.00. Vantage Deepwater is the party to our drilling contract with Petrobras. The option granted to Valencia under the call option agreement was to be exercised upon the earlier of: (a) completion of construction, outfitting and delivery of the Dragonquest or

(b) completion of financing for $125.0 million or more of the unfunded construction cost for the Dragonquest. In order to exercise the option, Valencia must have paid all amounts owed to us under the construction supervision and management agreements related to the Dragonquest and enter into arrangements to ensure that we receive an amount equal to all management fees that we would have otherwise been entitled to under the management services agreement for the Dragonquest, with such amounts being paid to us as if Valencia had never exercised its rights under the call option agreement. The option granted to Valencia terminated in the second quarter of 2011.

Dragonquest Financing Agreement

In connection with the transactions contemplated by the SSPA, we, F3 Capital, Vantage Deepwater and Titanium Explorer Company, another of our wholly-owned subsidiaries (“Titanium”), entered into a financing agreement with Valencia regarding the drillship Dragonquest. Under the terms of the financing agreement, we will take specified measures to facilitate the financing of the Dragonquest, although such measures do not include the incurrence of additional debt, the issuance of any guarantees or the pledge of our assets. We have also agreed, if requested by Valencia or a third party financier, to assist Valencia in providing collateral in order to procure financing for the Dragonquest, including novating the drilling contract with Petrobras and deferring up to 75% of the fees payable under the management agreement. If any management fees are deferred, such deferred fees will be payable annually with interest of 8%, and any deferred fees may be paid in cash or ordinary shares of Valencia, at Valencia’s election. Further, pursuant to the financing agreement, we will defer Valencia’s payment of construction management fees due to Titanium under the construction management agreement between Titanium and Valencia from July 6, 2010, until the delivery date of the Dragonquest. Upon the occurrence of any default by Valencia within eight years after the date of the financing agreement, we shall have the option (subject to certain exceptions) to purchase all of the issued and outstanding shares of Valencia from F3 Capital.

Drillship Construction Supervision and Management Services Agreements

We are party to an agreement to manage the construction and operation of the Dragonquest. Our counterparty is an affiliate of F3 Capital. During the construction of the Dragonquest, the agreement entitles us to receive a fee of approximately $5.0 million per drillship annually, prorated to the extent construction is completed mid-year. Once the Dragonquest is operational, the agreement entitles us to receive a fixed fee per day plus a performance fee based on the operational performance of the Dragonquest which we expect to generate, in the aggregate, between approximately $13.0 and $15.0 million annually, including marketing fees for every charter agreement we secure on behalf of the Dragonquest. The construction supervision agreement may be terminated by either party upon the provision of notice. The management services agreements may be terminated by our counterparty if, among other things, any of the following occur: (i) we fail to meet our obligations under the agreement after being given notice and time to cure; (ii) we go into liquidation or cease to carry on our business; (iii) the Dragonquest is damaged to the point of being inoperable; or (iv) the Dragonquest is sold and no outstanding payments are owed to us. As of March 31, 2011, affiliates of F3 Capital had a pre-funding obligation of approximately $16.7 million, as required under the construction supervision agreement, for equipment purchases and other direct costs for the Dragonquest expected to be incurred in April 2011 and May 2011.

In September 2009, North Pole Drilling Corporation (“North Pole”), an affiliate of F3 Capital, and DSME agreed to suspend construction activities on the Cobalt Explorer for one year. Consequently we agreed with North Pole to suspend for a corresponding period of time obligations under our agreement with North Pole to provide construction supervision services. In November 2009, pursuant to the terms of the construction supervision agreement, North Pole cancelled the agreement. The management fee revenue of approximately $3.0 million for construction services rendered by us in 2010 prior to the suspension and cancellation has not been paid as of December 31, 2010 and remains currently due and payable. In January 2011, we issued a demand letter to North Pole regarding payment of the overdue amount. We will continue to pursue all remedies, including legal remedies, to collect this outstanding amount.

Termination Agreement with Mandarin

We previously held an option to purchase the Dragonquest. In November 2008, the option lapsed pursuant to its terms, and pursuant to its terms, we were obligated to pay a termination fee of $10.0 million to Mandarin. In settlement of our obligations under the option, we reached an agreement with Mandarin and issued 7,299,270 of our ordinary shares to F3 Capital in lieu of paying the termination fee in cash.

2009 Private Placement to F3 Capital

On January 9, 2009, we entered into a subscription agreement with F3 Capital. Pursuant to the terms of the subscription agreement, we issued and sold 5,517,241 ordinary shares to F3 Capital in consideration for $8.0 million. The proceeds of the offering were used to fund our portion of the collateral for a performance bond obligation for Mandarin in connection with a drilling contract and for general corporate purposes.

Consulting Agreement with John C.G. O’Leary

In May 2009, we entered into a consulting agreement with Strand Energy, which is owned by John C.G. O’Leary. Mr. O’Leary is a member of our Board of Directors. Pursuant to the terms of this agreement, Strand Energy provides us with consulting services to the offshore oil and gas markets, and we pay Strand Energy a monthly consulting fee of EUR30,000, or an average of $41,162 for the year ended December 31, 2010. Additionally, under the terms of the consulting agreement, Mr. O’Leary received a signing payment of EUR180,000 ($255,510) and is entitled to participate in our benefit and executive compensation programs. Unless terminated earlier, this agreement will terminate on May 5, 2012. Under the terms of the consulting agreement, Mr. O’Leary remains free to perform certain consulting work for other companies and is eligible to receive fees on transactions with us where he has performed consulting services for the other parties to the transaction. For more information, see “Executive and Director Compensation—Director and Consultant Compensation Paid to John C.G. O’Leary.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our ordinary shares to file with the SEC reports regarding their ownership and changes in ownership of our ordinary shares. They are also required to provide us with copies of any forms they file. Based solely on our review of the reports furnished to us, we believe that during the year ended December 31, 2010, all reports filed by our directors and executive officers under Section 16(a) were made timely, except that each of Messrs. Bragg, Smith, DeClaire, Brantley, Guiscardo and Esaka each filed one Form 4 late.

Documents to Shareholders Sharing an Address

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of our ordinary shares may deliver only one copy of this proxy statement to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit their request to us by telephone at (281) 404-4700, or by submitting a written request to Investor Relations, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Shareholder Proposal Information

If you want to present a proposal from the floor at the 2012 Annual General Meeting or nominate a person for election to the Board of Directors at such meeting, you must give us written notice no later than May 17, 2012 and follow the procedures outlined in our M&A. In addition, if any shareholder intends to present a proposal to be considered for inclusion in our proxy statement for the 2012 Annual General Meeting of Shareholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered to the company. Any such notice must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy materials and set forth the specific information required by Rule 14a-8 of Regulation 14A of the Exchange Act. If the date of the 2012 Annual General Meeting of Shareholders is more than 30 days from July 28, 2012, the anniversary date of the Meeting, a notice will be timely if we receive it a reasonable time before we being to print and send our proxy materials for such meeting. Notices should be sent to Investor Relations, Vantage Drilling Company, 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056. You may also request a copy of the provisions of our M&A governing the requirements for notice at the above address.

Other Matters

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement.

By Order of the Board of Directors,

Christopher G. DeClaire
Corporate Secretary

July 1, 2011

ANNEX A

VANTAGE DRILLING COMPANY

AMENDED & RESTATED 2007 LONG-TERM

INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective as of April 14, 2011)

i

ii

VANTAGE DRILLING COMPANY

AMENDED & RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

Section 1.1 Purpose. The 2007 Long-Term Incentive Compensation Plan, originally established by Vantage Energy Services, Inc., a Delaware corporation, and subsequently adopted by Vantage Drilling Company (the “Company”) on June 12, 2008, is hereby amended and restated in its entirety effective as of April 14, 2011 as the Vantage Drilling Company Amended & Restated Long-Term Incentive Compensation Plan (the “Plan”). The Plan, as amended and restated, is not intended to modify any Awards outstanding on the Restatement Date (as defined below) in violation of Code Sections 424 or 409A. The purpose of the Plan is to create incentives that are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Share Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

The Plan provides for payment of various forms of compensation. It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

Section 1.2 Establishment. The Plan was originally adopted by the Board on June 12, 2008 (the “Effective Date”), and is effective for a period of ten (10) years from the Effective Date, subject to the right of the Board to amend or terminate the Plan pursuant to Section 11.1. No Awards may be made to ten years after the Effective Date; however, the Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan was approved by the Company’s shareholders in accordance with applicable law, and such approval occurred within the period ending twelve months following the Effective Date. The Plan, as amended and restated, has been adopted by the Board on April 14, 2011, to be effective as of that date without a gap or lapse in coverage subject to approval of the Company’s shareholders (the “Restatement Date”).

Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 25,000,000 shares of the Company’s Ordinary Shares; provided, however, that in no event will the number of shares available for issuance under the Plan exceed the number of the Company’s outstanding Ordinary Shares available for issuance at any time and 15,000,000 of the total number of Ordinary Shares available under the Plan shall be available for Awards of Incentive Stock Options.

During any period that the Company is a Publicly Held Corporation, the following rules shall apply to grants of Awards to Covered Employees or any other Eligible Employee (an “Employee” for purposes of this Section 1.3):

(a) Subject to adjustment as provided in Article X, the maximum aggregate number of Ordinary Shares attributable to Awards paid out in Ordinary Shares that may be granted (in the case of Stock Options and SARs) or that may vest (in the case of Restricted Stock, Performance Units or a Performance Bonus), as applicable, in any calendar year pursuant to any Award held by any individual Employee shall be ten million (10,000,000) Ordinary Shares.

(b) The maximum aggregate cash payout (with respect to any Awards paid out in cash) in any calendar year which may be made to any Employee shall be ten million dollars ($10,000,000).

(c) With respect to any Stock Option or SAR granted to an Employee that is canceled, the number of Ordinary Shares subject to such Stock Option or SAR shall continue to count against the maximum number of Ordinary Shares that may be the subject of Stock Options or SARs granted to such Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Code Section 162(m).

(d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the “performance-based” compensation exception under Code Section 162(m).

ARTICLE II

DEFINITIONS

Section 2.1 “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

Section 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company. Notwithstanding the foregoing, with respect to Nonqualified Stock Options or SARs, Awards shall be made in connection with an Affiliated Entity only if such Awards would constitute “recipient stock” within the meaning of Code Section 409A.

Section 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award granted under the Plan to a Consultant or an Eligible Director by the Committee or Board, as applicable, pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee or Board, as applicable, may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

Section 2.5 “Board” means the then-current Board of Directors of the Company.

Section 2.6 “Change of Control” means a change of control of the Company which results from the occurrence of any one or more of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or any Subsidiary, (B) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (C) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in subsection (iii) (below) are satisfied;

(ii) A reverse merger involving the Company or the parent of the Company (as defined in Code Section 424(e) or an equivalent non-corporate entity, “Parent”), in which the Company or the Parent, as the case may be, is the surviving corporation but the shares of common stock of the Company or the Parent outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and the shareholders of the Parent immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the surviving entity or, if more than one entity survives the transaction, the controlling entity;

(iii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) The effective date of a Merger, unless immediately following such Merger, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

(v) The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (B) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(vi) The adoption of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition of Change of Control, to the extent that any payment or other benefit (or acceleration of such payment or other benefit) hereunder is (A) considered to be deferred compensation that is subject to, and not exempt under, Code Section 409A, and (B) payable due to the Change of Control, then the term Change of Control hereunder shall be construed to have the meaning as set forth in Code Section 409A with respect to such benefit (or acceleration of such benefit) of such deferred compensation, but only to the extent inconsistent with the foregoing provisions of the Change of Control definition as determined by the Incumbent Board.

Section 2.7 “Change of Control Event” means any one or more of the events described in the definition of Change of Control, the occurrence of which would create a Change of Control under such definition.

Section 2.8 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Section 2.9 “Committee” means the “Compensation Committee” as defined in Section 3.1.

Section 2.10 “Common Stock” means the Ordinary Shares, $.001 par value per share, of the Company.

Section 2.11 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.12 “Covered Employee” means a named executive officer who is one of the group of covered employees, as defined in Code Section 162(m) and Treasury Regulation Section 1.162-27(c) (or its successor), during any period that the Company is a Publicly Held Corporation.

Section 2.13 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

Section 2.14 “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee; provided, however, with respect to Incentive Stock Options Disability shall have the meaning of such term as required under Code Section 422.

Section 2.15 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

Section 2.16 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.18 “Fair Market Value” means (A) during such time the Company is a Publicly Held Corporation, the closing price of the Ordinary Shares as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Ordinary Shares shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Ordinary Shares, or (B) during any such time as the Ordinary Shares are not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Ordinary Shares in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.’s OTC Bulletin Board System or by Pink OTC Markets, Inc., or (C) during any such time as the Ordinary Shares cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Committee considering all relevant information including, by example and not by limitation, the services of an independent appraiser, and to the extent applicable, in accordance with Code Section 409A.

Section 2.19 “Incentive Stock Option” means an Option within the meaning of Code Section 422.

Section 2.20 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.21 “Option” means an Award granted under Article V and includes both Nonqualified Stock Options and Incentive Stock Options to purchase Ordinary Shares.

Section 2.22 “Ordinary Shares” means the ordinary shares, par value $.001 per share, of the Company, and after substitution, such other shares as shall be substituted therefore as provided in Article X.

Section 2.23 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Committee under the Plan.

Section 2.24 “Performance-Based Exception” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m), as prescribed in Code Section 162(m) and

Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

Section 2.25 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX.

Section 2.26 “Performance Measures” means any performance objective established by the Committee in its sole discretion, including, but not limited to, one or more of the following:

(i) profits (including, but not limited to, profit growth, net operating profit or economic profit);

(ii) profit-related return ratios;

(iii) return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

(iv) cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

(v) earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes);

(vi) net sales growth;

(vii) net earnings or income (before or after taxes, interest, depreciation and/or amortization);

(viii) gross, operating or net profit margins;

(ix) productivity ratios;

(x) share price (including, but not limited to, growth measures and total shareholder return);

(xi) turnover of assets, capital, or inventory;

(xii) expense targets;

(xiii) margins;

(xiv) measures of health, safety or environment;

(xv) operating efficiency;

(xvi) customer service or satisfaction;

(xvii) market share;

(xviii) credit quality;

(xix) debt ratios (e.g., debt to equity and debt to total capital); and

(xx) working capital targets.

Performance Measures may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period. In the Award Agreement, the Committee shall establish one or more Performance Measures for each Award that is intended to qualify for the Performance-Based Exception on its Date of Grant.

In establishing the Performance Measures for each applicable Award, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including, but not limited to, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a segment of business or a change in accounting principle, each as determined in accordance with the standards under Opinion No. 30 of the Accounting Principles Board (APB Opinion 30) or any successor or other authoritative financial accounting standards, as determined by the Committee). The terms of the stated Performance Measures for each applicable Award, whether for a Performance Period of one (1) year or multiple years, must preclude the Committee’s discretion to increase the amount payable to any Grantee that would otherwise be due upon attainment of the Performance Measures, but may permit the Committee to reduce the amount otherwise payable to the Participant in the Committee’s discretion.

The Performance Measures specified in any Award Agreement need not be applicable to all Awards, and may be particular to an individual Participant’s function or business unit. The Committee may establish the Performance Measures of the Company (or any Affiliated Entity) as determined and designated by the Committee, in its discretion, in the Award Agreement.

Awards intended to qualify as for the Performance-Based Exception will be granted in the discretion of the Committee and will be (a) sufficiently objective so that an independent person or entity having knowledge of the relevant facts could determine the amount payable to the Participant, if applicable, and whether the pre-determined goals have been achieved with respect to the Award, (b) established at a time when the performance outcome is substantially uncertain, (c) established in writing no later than ninety (90) days after the commencement of the Performance Period to which they apply, and (d) based on operating earnings, performance against peers, or other Performance Measure criteria as provided in this Section 2.24.

Section 2.27 “Performance Period” means a period of time determined by the Committee over which performance is measured for the purpose of determining a Participant’s right to, and the payment value of, any Award that is intended to qualify for the Performance-Based Exception under Code Section 162(m).

Section 2.28 “Performance Units” means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII.

Section 2.29 “Plan” means this Vantage Drilling Company Amended  & Restated 2007 Long-Term Incentive Compensation Plan, as it may be amended from time to time.

Section 2.30 “Publicly Held Corporation” means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

Section 2.31 “Restricted Stock” means Ordinary Shares that are granted to an Eligible Employee, Consultant or Eligible Director under Article VI.

Section 2.32 “Restricted Stock Award” means an Award of Restricted Stock.

Section 2.33 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 65.

Section 2.34 “SAR” means a share appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII.

Section 2.35 “Subsidiary” means any corporation or other entity in which the Company, directly or indirectly, (i) owns at least 50% of the total combined voting power of the then outstanding securities or interests of such entity entitled to vote generally in the election of directors or members of any similar governing body or (ii) has the right to receive at least 50% of the net profits, or 50% of the assets upon dissolution, liquidation, or other termination, of the entity; provided, however, with respect to Incentive Stock Options a Subsidiary shall have the meaning required in Code Section 424.

ARTICLE III

ADMINISTRATION

Section 3.1 Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board or such other committee, if any, that may be designated by the Board to administer the Plan (the “Committee”); provided, however, that any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Ordinary Shares are listed; provided, further, that Awards may be granted to individuals who are subject to Section 16(b) of the 1934 Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); provided, further, that any Award intended to qualify for the Performance-Based Exception, including without limitation the grant of Options or SARs to Covered Employees, shall be granted and administered by the Committee only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m).

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select Eligible Employees and Consultants to participate in the Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of Ordinary Shares or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the Performance Period of an Award.

(f) Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Committee.

(g) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

(h) Determine the terms of any Award subject to Code Section 409A or Code Section 457A and provide for the requirements related thereto in its sole discretion.

The Committee may delegate to designated officers or other employees of the Company (each, a “Committee Delegate”) any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, including, without limitation, the authority to recommend Participants and the forms and terms of their Awards; provided, however, the Committee may not delegate to any Committee Delegate the authority (i) to grant Awards or (ii) if the Company is a Publicly Held Corporation, to take any action which would contravene the requirements of Rule  16b-3 under the Exchange Act, the Performance-Based Exception, or the Sarbanes-Oxley Act of 2002.

Section 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation and shall have all of the authority of the Committee, as provided herein for administration and interpretation with respect to such Awards; however, the Board may delegate to the Committee the administration of the Awards made to Eligible Directors.

Section 3.3 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made thereunder to qualify for the Performance-Based Exception. Accordingly, the Committee shall make determinations as to performance targets and interpret and apply all other applicable provisions of the Plan as necessary in order for the Plan and the Awards made thereunder to satisfy the requirements of Code Section 162(m); provided, further however, the Committee in its sole discretion may grant that Awards that do not qualify for the Performance-Based Exception.

Section 3.5 Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

Section 3.6 Reliance on Reports. Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, its Subsidiaries and Affiliates, as well as upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is a current or former member of the Board or the Committee be liable for (i) any determination made or other action taken, or any omission or failure to act, taken in good faith in reliance upon any such report or information, or (ii) for any action taken, including the furnishing of information, or failure to act, if done in good faith.

Section 3.7 Indemnification. Each person who is or was a member of the Committee or Board or is or was a Committee Delegate, shall be indemnified by the Company from and against any and all damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled (i) under the Company’s Articles or Certificate of Incorporation or Bylaws, (ii) pursuant to any separate indemnification or hold harmless agreement with the Company, (iii) as a matter of law, contract or otherwise, or (iv)  any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

GRANT OF AWARDS

Section 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Any Ordinary Shares related to Awards which terminate by expiration, forfeiture (including the forfeiture of Restricted Stock), cancellation or otherwise without the issuance of Ordinary Shares or are exchanged in the Committee’s discretion for Awards not involving Ordinary Shares or withheld for the payment of the purchase price or withheld for taxes, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(b) Ordinary Shares delivered by the Company in payment of an Award authorized under the Plan may be authorized and unissued Ordinary Shares, Ordinary Shares previously issued and outstanding and reacquired by the Company or Ordinary Shares held in the treasury of the Company.

(c) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(d) Separate certificates or a book-entry registration representing Ordinary Shares shall be delivered to a Participant upon the exercise of any Option.

(e) The Committee shall be prohibited from buying-out any Award for cash and from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(f) Eligible Directors may only be granted Nonqualified Stock Options, shares of Restricted Stock, SARs or Performance Units under this Plan.

(g) The maximum term of any Award shall be ten (10) years.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Ordinary Shares on the Date of Grant.

(b) Form of Payment. The exercise price of an Option shall be paid in cash or by check, bank draft or money order payable to the order of the Company; provided however, the Committee at its discretion may permit payment (i) by delivering Ordinary Shares having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; (ii) withholding Ordinary Shares to be purchased for the purchase price or (iii) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company and, unless otherwise determined by the Committee, at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every Ordinary Share acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any

Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria or Performance Measures; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary and only to the extent it complies with Code Section 424. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and Subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, any applicable Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent or Subsidiary corporation, within the meaning of Code Section 422(b)(6), unless (i) at the time such Option is granted the Option price is at least 110% of the Fair Market Value of the Ordinary Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(f) Disqualifying Dispositions of Incentive Stock Options. Notwithstanding any other provision of the Plan, a Participant who disposes of Ordinary Shares acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the Date of Grant of the Incentive Stock Option under which the Ordinary Shares were acquired or (ii) within one (1) year after the transfer of such Ordinary Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized, and his adjusted basis in such Ordinary Shares.

(g) Application of Funds. The proceeds received by the Company from the sale of Ordinary Shares pursuant to Options will be used for general corporate purposes.

(h) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any Ordinary Share subject to an Option prior to purchase of such Ordinary Shares by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant shares of Restricted Stock to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a share certificate or certificates.

Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period”. The Committee shall determine the Restriction Period or Periods which shall apply to the Ordinary Shares covered by each Restricted Stock Award or portion thereof. In addition to any other vesting or grant conditions determined by the Committee, the grant of or the vesting of Restricted Stock Awards may be subject to the achievement of specified performance criteria based upon the Company’s achievement of all or any of the Performance Measures, as may from time to time be established by the Board or the Committee, as the case may be. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the Ordinary Shares covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.7, the Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director, unless the Restricted Stock Award is intended to qualify for the Performance-Based Exception and such acceleration would be prohibited under such exception.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Restricted Stock during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any Ordinary Shares covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

ARTICLE VII

SHARE APPRECIATION RIGHTS

Section 7.1 Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of an Ordinary Share on the Date of Grant of the SAR. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.8, subject to any requirements of Code Section 409A, the Committee may, in its discretion, accelerate the vesting of an Award of SARs in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.

Section 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of an Ordinary Share on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in Ordinary Shares, cash or a combination thereof, as determined in the sole discretion of the Committee as provided in the Award.

Section 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Code Section 422. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of an Ordinary Share on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of an Ordinary Share on the date the SAR is granted.

ARTICLE VIII

PERFORMANCE UNITS

Section 8.1 Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals during the Performance Period.

(b) Achievement of Performance Goals. The Committee shall establish performance targets for each Award for a Performance Period of no less than one (1) year based upon one or more of the Performance Measures. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Ordinary Shares as determined in the sole discretion of the Committee as provided in the Award. Payment of the Award shall be made within sixty (60) days of the Committee’s written certification that the designated performance target(s) has been achieved, unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan arrangement by the Company.

(c) Accelerated Vesting. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.7, subject to any requirements of Code Section 409A, the Committee may, in its discretion, accelerate the vesting of an Award of Performance Units in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director, unless the Award of Performance Units is intended to qualify for the Performance-Based Exception and such acceleration would be prohibited under such exception.

ARTICLE IX

PERFORMANCE BONUS

Section 9.1 Grant of Performance Bonus. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Committee will determine the amount that may be earned as a Performance Bonus in any Performance Period of one (1) year or more upon the achievement of a performance target established by the Committee. The Committee shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon one or more of the Performance Measures.

Section 9.2 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Committee must first be obtained or exceeded. Payment of a Performance Bonus shall be made within sixty (60) days of the Committee’s written certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Ordinary Shares as determined in the sole discretion of the Board.

ARTICLE X

SHARE ADJUSTMENTS

In the event that the Ordinary Shares, as constituted on the Effective Date of the Plan, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, share split, spin-off, combination of shares or otherwise), or if the number of such Ordinary Shares shall be increased through the payment of a share dividend, or a dividend on the Ordinary Shares, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Ordinary Shares, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding Ordinary Share shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis as determined by the Committee and to the extent applicable in accordance with the applicable provisions of Code Sections 424 and 409A; provided, however, in no such event will such adjustment result in a modification of any Incentive Stock Option as defined in Code Section 424(h) or a modification of a SAR or Nonqualified Stock Option that would violate Code Section 409A. In the event there shall be any other change in the number or kind of the outstanding Ordinary Shares, or any shares or other securities into which the Ordinary Shares shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination.

The existence of the Plan or outstanding Awards hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Ordinary Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

ARTICLE XI

GENERAL

Section 11.1 Amendment or Termination of Plan. The Board shall have the power and authority to terminate, suspend or amend the Plan at any time in its discretion; provided, however, the Board shall not, without the approval of the shareholders of the Company within the time period required by applicable law:

(a) except as provided in Article X, increase the maximum number of Ordinary Shares that may be issued under the Plan pursuant to Section 1.3;

(b) materially modify the requirements as to eligibility for participation under the Plan;

(c) extend the term of the Plan; or,

(d) if the Company is a Publicly Held Corporation (i) increase the maximum limits on Awards to Covered Employees as set for compliance with the Performance-Based Exception or (ii) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company.

In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Ordinary Shares are then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require shareholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company’s shareholders.

Section 11.2 Termination of Employment; Termination of Service. If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three (3) months from such date of termination (one (1) year in the case of death or Disability (as defined above) in lieu of the three-month period), and (ii) unless the Award Agreement provides otherwise, vested Nonqualified Stock Option during the remaining term of the Option. Unless an Award Agreement provides otherwise, if an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three (3) months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. Unless the Award Agreement provides otherwise, the Consultant or Eligible Director shall have a period of three (3) months following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

Section 11.3 Limited Transferability—Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.4 Rights as a Shareholder. Except as otherwise provided in the Plan, a recipient of an Award (or a permitted transferee of such recipient) shall have no rights as a shareholder with respect to any Ordinary Shares until the issuance of a stock certificate or other record of ownership for such shares. In the case of the exercise of an Award by a person or estate acquiring the right to exercise such Award by reason of the death or Disability of the Participant, the Committee may require reasonable evidence as to the ownership of such Award or the authority of such person. The Committee may also require such consents and releases of taxing authorities as it deems advisable.

Section 11.5 Withholding Taxes. The Participant shall be required to make any payment under the Plan with respect to an Award, regardless of the form of such payment, and pay the amount of all applicable income and employment taxes required by law to be withheld with respect to such Award prior to and as a condition of the Company making the payment of an Award. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of Ordinary Shares having a Fair Market Value on the date of payment equal to the amount of the minimum required withholding taxes or (ii) delivering to the Company previously owned Ordinary Shares having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

Section 11.6 No Guarantee of Tax Consequences. The Company, Board and the Committee do not make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any person participating or eligible to participate hereunder.

Section 11.7 Change of Control Event. Notwithstanding any other provision in this Plan or Award Agreement to the contrary, in the event of a Change of Control Event, the Committee shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an Award. Upon a Change of Control Event, the Committee, acting in its sole discretion without the consent or approval of any Participant, may effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant: (i) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options, SARs or other Awards settled in Ordinary Shares held by such Participants as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each such Participant an amount of cash (or fair cash equivalent if a portion of the consideration is other than cash) per share equal to the excess, if any, of the amount of the Change in Control value (as determined by the Committee) of the shares subject to such Awards over the exercise price(s), if any, under such Awards for such shares, or (ii) provide that the number and class of Ordinary Shares covered by such Awards shall be adjusted (in accordance with Code Section 409A or Code Section 424, if applicable) so that such Awards shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

Section 11.8 Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Committee may at any time unilaterally cancel an Award or amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments or cancellations (other than any amendment required by Code Section 409A or Code Section 457A or pursuant to Article X, Section 11.1 or Section 11.7) which are adverse to the Participant shall require the Participant’s written consent.

Section 11.9 Registration. Following approval of the Plan by the shareholders of the Company as provided in Section 1.2, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to Ordinary Shares subject to Awards hereunder.

Section 11.10 No Right to Continued Employment or Services. Participation in the Plan shall not give any Eligible Employee, Consultant or Eligible Director any right to remain in the employ of or provide services to the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee or the services of a Consultant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.11 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.12 Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

Section 11.13 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

Section 11.14 Requirements of Law; Regulatory Approval.

(a) Governmental Entities and Securities Exchanges. The granting of Awards and the issuance of Ordinary Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Ordinary Shares are then listed or to which it is admitted for quotation, and any applicable federal or state securities law or regulation. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

The Company shall not be required to sell or issue any Ordinary Shares under any Award if the sale or issuance of such shares would constitute a violation by the Participant or any other individual exercising the Award, or the Company, of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities law or regulation. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Ordinary Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares may be issued or sold to the Participant or any other individual pursuant to an Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award or the issuance of shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Award shall not be exercisable until the shares covered thereby are registered or are exempt from registration, the exercise of such Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(b) Securities Act Rule 701. If no class of the Company’s securities is registered under Section 12 of the Exchange Act, then unless otherwise determined by the Committee, grants of Awards to “Rule 701 Participants” (as defined below) and issuances of the underlying Ordinary Shares, if any, on the exercise or conversion of such Awards are intended to comply with all applicable conditions of Rule 701 (“Rule 701”)

of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the restrictions as to the amount of securities that may be offered and sold in reliance on Rule 701, so as to qualify for an exemption from the registration requirements of the Securities Act. Any ambiguities or inconsistencies in the construction of an Award or the Plan shall be interpreted to give effect to such intention. In accordance with Rule 701, each Participant shall receive a copy of the Plan on or before the date an Award is granted to him, as well as the additional disclosure required by Rule 701(e) if the aggregate sales price or amount of securities sold during any consecutive 12-month period exceeds $5,000,000 as determined under Rule 701(e). If Rule 701 (or any successor provision) is amended to eliminate or otherwise modify any of the requirements specified in Rule 701, then the provisions of this Section 11.14(b) shall be interpreted and construed in accordance with Rule 701 as so amended. For purposes of this Section 11.14(b), as determined in accordance with Rule 701, “Rule 701 Participants” shall mean any Participant other than a director of the Company, the Company’s chairman, CEO, president, chief financial officer, controller and any vice president of the Company, and any other key employee of the Company who generally has access to financial and other business related information and possesses sufficient sophistication to understand and evaluate such information.

Section 11.15 Rule 16b-3 Securities Law Compliance for Insiders. If the Company is a Publicly Held Corporation, transactions under the Plan with respect to an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act (all as defined under Section 16 of the Exchange Act) (an “Insider”), are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company. Any ambiguities or inconsistencies in the construction of an Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

To the extent Section 16 of the Exchange Act is applicable to the Company, within two (2) business days after the date of a change in beneficial ownership of Ordinary Shares issued or delivered pursuant to this Plan, an Insider should report to the Secretary of the Company any such change to the beneficial ownership of the Ordinary Shares that is required to be reported with respect to such Insider under Rule 16(a)-3 promulgated pursuant to the Exchange Act. Whenever reasonably feasible, Insiders will provide the Committee with advance notification of such change in beneficial ownership. To the extent applicable, the Company shall provide notice to any Insider, as well as to the Securities and Exchange Commission, of any “blackout period,” as defined in Section 306(a)(4) of the Sarbanes-Oxley Act of 2002, in any case in which Insider is subject to the requirements of Section 304 of said Act in connection with such “blackout period.”

Notwithstanding anything in the Plan to the contrary, no Ordinary Shares issued pursuant to the Plan will be delivered to a broker or dealer that receives such shares for the account of an Insider unless and until the broker or dealer enters into a written agreement with the Company whereby such broker or dealer agrees to report immediately to the Secretary of the Company (or other designated person) a change in the beneficial ownership of such shares.

Section 11.16 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.17 Conformance to Code Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued. To the extent that any Award is deferred compensation subject to Code Section 409A, as determined by the Committee, the Award Agreement shall comply with the requirements of Code Section 409A in a manner as determined by the Committee in its sole discretion including, without limitation, using applicable definitions from Code Section 409A, such as a more restrictive definition of Change of Control Event to comply with Code Section 409A to the extent that it is more restrictive than as defined in the Plan, using the more restrictive definition of Disability as provided in Code Section 409A and specifying a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Code Section 409A (a “Section 409A Plan”), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:

(a) Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s “separation from service,” (ii) the date of the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award at the date of the deferral of such compensation, (v) a “change in the ownership” or “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company, or (vi) the occurrence of an “unforeseeable emergency”;

(b) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable treasury regulations or other applicable guidance issued by the Internal Revenue Service;

(c) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4) and the Treasury Regulations issued thereunder; and

(d) In the case of any Participant who is “specified employee,” a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms “separation from service,” “change in the ownership,” “change in the effective control,” “change in the ownership of a substantial portion of the assets,” “unforeseeable emergency,” “Disability” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Code Section 409A to the extent required by Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award as determined by the Committee.

If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse affect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend the Plan as it deems necessary to comply with Code Section 409A and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award.

Section 11.18 Successors to Company. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a Change of Control Event, or a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

[End of Plan.]

VANTAGE DRILLING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VANTAGE DRILLING COMPANY EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING OF THE COMPANY JULY 28, 2011

The undersigned hereby appoints Douglas G. Smith and Christopher G. DeClaire or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the ordinary shares of Vantage Drilling Company that the undersigned would be entitled to vote at the Extraordinary General Meeting in Lieu of Annual General Meeting of the Company to be held at 9:30 a.m., Houston Time on July 28, 2011 at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such meeting and at any adjournment or postponement thereof.

THIS WHITE PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS WHITE PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6, AND ONE YEAR FOR PROPOSAL 7. PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The undersigned hereby acknowledges receipt of the Notice of the Extraordinary General Meeting in Lieu of Annual General Meeting of the Shareholders and accompanying proxy statement.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Proxy Statement and WHITE proxy card are available at www.vantagedrilling.com/proxy

Please sign, date and mail your WHITE proxy card in the envelope provided as soon as possible.

For address changes and/or comments, please write them below Please indicate if you plan to attend this meeting

5TO VOTE BY MAIL, PLEASE DETACH HERE5

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Shareholders in the U.S. and Canada please call toll-free 1-888-216-1339 on a Touch-Tone telephone and follow the instructions on the reverse side. If outside the U.S. or Canada please call 1-215-521-1345.

or

2. Vote by Internet at our Internet Address: https://www.proxyvotenow.com/vtg. or

3. Mark, sign and date your WHITE proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

The Board of Directors recommend a vote FOR all nominees, FOR proposals 1 through 6, and One Year for proposal 7.

Please mark vote as indicated in this example Vote on Proposals 1. Election of Directors FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Paul A. Bragg Ong Tian Khiam Steven Bradshaw John C.G. O’Leary Jorge E. Estrada Duke R. Ligon Robert F. Grantham Steinar Thomassen Marcelo D. Guiscardo FOR AGAINST ABSTAIN 2. Proposal to approve an ordinary resolution to increase the Company’s ordinary share capital. 3. Proposal to approve a special resolution to FOR AGAINST ABSTAIN amend the Company’s Amended and Restated Memorandum and Articles of Association to provide further procedures regarding shareholder nominations and proposals. 4. Proposal to approve an ordinary resolution to FOR AGAINST ABSTAIN amend and restate the Company’s 2007 Long-Term Incentive Compensation Plan. 5. Proposal to approve an ordinary resolution to FOR AGAINST ABSTAIN ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. 6. Proposal to approve, by a shareholder non- FOR AGAINST ABSTAIN binding advisory vote, the compensation paid to the Company’s named executive officers, commonly referred to as a “Say on Pay” proposal. 7. Proposal to establish, by a shareholder non-binding advisory vote, the 1 YEAR 2 YEARS 3 YEARS ABSTAIN frequency of submission to shareholders of advisory “Say on Pay” proposal. To transact such other business as may properly come before the Meeting. Date: , 2011 Signature Signature (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.) PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. 5TO VOTE BY MAIL, PLEASE DETACH HERE5 VOTE BY TELEPHONE OR INTERNET QUICK EASY IMMEDIATE Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card. VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1. OPTION B: If you choose to vote on each proposal separately, press 2. You will hear instructions to follow: VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvotenow.com/vtg. You will need your CONTROL NUMBER to access this system THANK YOU FOR VOTING. Shareholders in the U.S. and Canada Please Call Toll Free On a Touch-Telephone 1-888-216-1339 There is NO CHARGE to you for this call. If outside the U.S. or Canada please call 1-215-521-1345 CONTROL NUMBER for Telephone/Internet Voting